IT Staffing/55 University Avenue






                                     LEASE
                             (55 University Avenue)




                                    BETWEEN




                            PENYORK PROPERTIES I INC.
                                    LANDLORD




                                      AND



                                IT STAFFING INC.
                                     TENANT





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                                TABLE OF CONTENTS



ARTICLE I

FUNDAMENTAL PROVISIONS                                              1

           1.1    Landlord                                          1
           1.2    Tenant                                            1
           1.3    Building                                          1
           1.4    Leased Premises                                   1
           1.5    Term                                              1
           1.6    Basic Rent                                        1
           1,7    Additional Rents                                  1
           1.8    Deposit                                           1
           1.9    Basic Rent Commencement Date                      1
           1.10   Additional Rent Commencement Date                 1
           1.11   Fundamental Provisions                            1



ARTICLE II

LEASED PREMISES                                                     1

           2.1    Lease                                             1
           2.2    Use                                               2
           2.3    Rules and Regulations                             2
           2.4    Observance of I aw                                2
           2.5    No Waste or Nuisance                              2
           2.6    Common Areas                                      2
           2.7    Easements                                         2


ARTICLE Ill

TERM - POSSESSION                                                   2

           3,1    Term                                              2
           3.2    Tenant Fixturing                                  2
           3.3    Delay in Posession                                3

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           3.4    Surrender                                         3
           3.5    Overholding                                       3


ARTICLE IV

RENT                                                                3

           4.1    Payment                                           3
           4.2    Basic Rent                                        3
           4.3    Deposit                                           3
           4.4    Realty Taxes                                      3
           4.5    Proportionate-Share of Operating Costs            3
           4.6    Utilities - Light Fixtures                        4
           4.7    Additional Services                               4
           4.8    General Provisions                                4


ARTICLE V

TAXES                                                               4

           6.1    Taxes Payable by the Landlord                     5
           5.2    Business and Other Taxes Payable by the Tenant    5
           5.3    Contesting Taxes                                  5
           5.4    Alternate Methods of Taxation                     5



                                        I


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                           TABLE OF CONTENTS CONTD.




MAINTENANCE, REPAIRS AND ALTERATIONS                                5

           6.1  General Statement                                   5
           6.2  Responsibility of Tenant                            5
           6.3  Tenant Not Responsible                              5
           6.4  Responsibility of Landlord                          6
           6.5  Inspection, Entry and Notice                        6
           6.6  Notify the Landlord                                 6
           6.7  Alterations Improvements                            6
           6.8  Removal and Restoration                             8
           6.9  External Changes                                    8
           6.10 Trade Fixtures                                      8
           6.11 Lien on Trade-Fixtures                              8
           6.12 Tenant's Signs                                      8
           6.13 Directory Board                                     8
           6.14 Landlord's Signs                                    8


ARTICLE VII

STANDARD SERVICES                                                   9

           7.1  Heating and Air-Conditioning                        9
           7.2  Cleaning                                            9
           7.3  Elevators                                           9
           7.4  Security and Information                            9
           7.5  Utilities                                           9
           7.6  lnterruption or Delay of Services                   10
           7.7  Lanlord's Alterations                               10


ARTICLE VIII

ASSIGNMENT AND SUBLETTING                                           10

           8.1  Assignment, Subletting                              10
           8.2  Landlord's Consent                                  10
           8.3  Requests for Consent                                10
           8.4  Assignment by Landlord                              11


ARTICLE IX

INSURANCE AND INDEMNIFICATION                                       11

           9.1  Tenant's Insurance                                  11
           9.2  Policy Requirements                                 11
           9.3  Proof of Insurance                                  11
           9.4  Failure to Maintain                                 12
           9.5  Damage to Leasehold Improvements                    12
           9.6  Increase in Insurance Premiums/Cancellation         12
           9.7  Landlord's Insurance                                12
           9.8  Non-Liability for Loss, lnjury or Damage            12
           9.9  Indemnification of the Landlord                     12
           9.10 Extension of Rights and Remedies                    13


ARTICLE X

DAMAGE                                                              13

           10.1 Damage to Leased Premises                           13
           10.2 Damaae to thll Rielitlinn                           14
           10.3 Architect's Certificate                             14




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                            TABLE OF CONTENTS CONTD.



ARTICLE XI

UNAVOIDABLE DELAY                                                   15

           11.1    Unavoidable Delay                                15


ARTICLE XII

LANDLORD'S REMEDIES                                                 15

           12.1    Landlord May Perform Tenant's Covenants          15
           12.2    Re-Entry                                         15
           12.3    Landlord May Beset                               16
           12.4    Right to Distrain                                16
           12.5    Landlord May Follow Chattels                     16
           12.6    Rights Cumulative                                16
           12.7    Acceptance of Rent Non-Waiver                    16


ARTICLE XIII

STATUS STATEMENT, ATTORNMENT AND SUBORDINATION                      17

           13.1    Certification                                    17
           13.2    Attornment                                       17
           13.3    Subordination                                    17
           13.4    Timely Execution                                 17
           13.5    Rights of Mortgagees, Trustees                   17


ARTICLE XIV

MISCELLANEOUS                                                       17

           14.1    Joint and Several Liability                      17
           14.2    Lanlord and Tenant Relationship                  17
           14.3    Planning Act                                     17
           14.4    No Waiver                                        18
           14.5    ExproDriation                                    18
           14.6    Notice                                           18
           14.7    Net Lease                                        18
           14.8    Non Merger                                       18
           14.9    Lease Entire Agreement                           19
           14.10   Registration                                     19
           14.11   Name of Building                                 19
           14,12   Exhibiting Premises                              19
           14.13   Governing Law                                    19
           14.14   Survival of Tenant's Covenants                   19
           14.15   Quiet Enjoyment                                  19
           14.16   [3inding on Successors                           19
           14.17   Limitation on Use                                19
           14.18   Corporate Ownership                              19
           14.19   Assignment and Subletting                        19
           14.20   Sever Liability                                  20
           14.21   Time of the Essence                              20


ARTICLE XV

DEFINITIONS -- INTERPRETATION                                       20

           15.1    Definitions                                      20
           16.2    Interpretation                                   25




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           SCHEDULES AND APPENDICES

           SCHEDULE "A"          LEGAL DESCRIPTION
           SCHEDULE "B"          FLOOR PLAN
           SCHEDULE "C"          LANDLORD'S AND TENANT'S IMPROVEMENTS
           SCHEDULE "D"          RULES AND REGULATIONS
           SCHEDULE "E"          SPECIAL CONDITIONS
           SCHEDULE "F"          STATUS STATEMENT
           SCHEDULE "G"          INDEMNITY AGREEMENT
           SCHEDULE "L"          CLEANING SCHEDULE

THIS LEASE is made as of the 1st day of December, 1997.



IN PURSUANCE OF THE SHORT FORMS OF LEASES ACT between the Landlord, Tenant and Indemnifier, if any, listed below.



                                    ARTICLE I

                             FUNDAMENTAL PROVISIONS

1.1 Landlord: PENYORK PROPERTIES I INC., a company having a mailing address for the purposes of this Lease at 4 Eva Road, Suite 427, Etobicoke, Ontario, M9C 2A8.

1.2   Tenant: IT STAFFING INC.

1.3 Building: 55 University Avenue, Toronto, Ontario and situate upon the lands described in Schedule "A' of this Lease, and constructed with the base building standards set forth on Schedule "C" annexed hereto.

1.4   Leased Premises: (Section 2.1)

      The space outlined in red on Schedule "B" of this Lease, located on the 5th floor of the Building and having a Rentable Area of approximately four thousand, four hundred (4,400) square feet.

      Term: (Section 3.1)

      Ten (10) years having a Term Commencement Date of December 1, 1997 and ending November 30, 2007.



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1.6   Basic Rent: (Section 4.2)

      Forty Six Thousand, Two Hundred dollars ($46,200.00) per annum, computed at the annual rate of $10.50 per square foot of Rentable Area, and payable monthly in advance in the amount of Three Thousand, Eight Hundred and Fifty dollars and Zero cents ($3,850.00) per month commencing on the Basic Rent Commencement Date and Fifty Five Thousand dollars ($55,000.00) per annum, computed at the annual rate of $12.50 per square foot of Rentable Area, and payable monthly in advance in the amount of Four Thousand, Five Hundred and Eighty Three dollars and Thirty Three cents ($4,583.33) per month commencing December 1 2002.

1.7 Additional Rents: The following additional payments are payable as of and from the Additional Rent Commencement Date:

      (a)   Realty Taxes for Leased Premises (Section 4.4)

      (b)   Proportionate Share of Operating Costs (Section 4.5)

      (c)   Utilities for Leased Premises (Section 4.6)

      (d)   Additional Services, if any (Section 4.7)


1.9   Basic Rent Commencement Date: December 1, 1997 (Section 4. 1)

1.10  Additional Rent Commencement Date: December 1, 1997 (Section 4.1)



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1.11  Fundamental Provisions: Each reference in this Lease to any of the
      Fundamental Provisions listed above shall be read as having the same dates, quantities and other meanings as specified in this Article I.


                                   ARTICLE II

                                 LEASED PREMISES

2.1 Lease: In consideration of the Rent to be paid, the landlord hereby leases to the Tenant the premises outlined in red on Schedule "B" of this Lease, (the "Leased Premises") described in Section 1.4 hereof, together with the rights and privileges as contained in this Lease, and the Tenant hereby leases and accepts the Leased Premises from the Landlord, to have and to hold during the Term, subject to the terms, covenants and conditions set out in this Lease.

      The area of the Leased Premises will be measured by the Landlord's Architect, and the Basic Rent will be adjusted in accordance with the certified area. The Landlord will advise the Tenant in writing of the Architects measurements, and the parties agree to be bound thereby,

2.2 Use: The Tenant covenants to use the Leased Premises for general office purposes only in accordance with the standards of a first class office building of similar age and in a similar location, and subject in any event to the limitations on use set forth in Section 14.17 hereof. The Tenant shall take possession of the Leased Premises no later than the Term Commencement Date, unless the Landlord otherwise consents in writing, which consent shall not be unreasonably withheld.

2.3 Rules and Regulations: The Tenant covenants to abide by the Rules and Regulations as set out in Schedule "D" annexed hereto, and to cause those for whom it is responsible to observe such Rules and Regulations. The Landlord, acting reasonably, may make changes to the Rules and Regulations, and shall endeavour to cause the tenants in the Building to observe such Rules and Regulations from time to time, provided that the Landlord shall not be liable in any way for either a failure to enforce such observance, or a failure on the part of other tenants to so observe.

2.4   Observance of Law:

      (a) The Tenant covenants to comply with all laws and directives issued by governing authorities and which affect the Tenanfs use and occupancy of the Leased Premises or any Leasehold Improvements of the Tenant or any use of other parts of the Lands or Building.



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      (b)   To the extent necessary for the Landlord to comply with its covenants in this Lease, the Landlord shall during the Term, with respect to the Lands and Building, comply with all provisions of law including, without limitation, federal and provincial legislative enactments, building by-iaws and any other governmental or municipal regulations which relate to the equipment, operation and use of the Lands and Building, and to the making of repairs, replacements, alterations, additions, changes, substitutions or improvements of or to the Lands and Building, and to comply with all police, fire and sanitary regulations imposed by any federal, provincial or municipal authorities or made by any fire insurance company by which the Landlord may be insured at any time during the Term from time to time in force and applicable to the Lands and the Building. The costs of items referred to in this subsection 2.4(b) shall be included as an Operating Cost of the Building except if the actions required to cause such compliance are required because of the use and occupancy by the Tenant of the Leased Premises, in which event such costs shall be the sole responsibility of the Tenant.

2.5 No Waste or Nuisance: The Tenant shall not commit or permit any waste or damage to the Leased Premises, or commit or permit anything which may disturb the quiet enjoyment of any occupancy of the Building. The Tenant further covenants to co-operate with the Landlord in any of its programmes to improve or make more efficient the operation of the Lands and Building.

2.6 Common Areas: The Landlord agrees that the Tenant, in common with all chhers entitled thereto including the general public in concourse areas, may use and have access through the Common Areas for their intended purposes; provided however, that in an emergency or in the case of the Landlord making repairs, the Landlord may temporarily close or restrict the use of any part of the Common Areas, although the Landlord shall, in such instances, endeavour not to restrict access to the Leased Premises.

2.7 Easements: The Tenant acknowledges that the Landlord and any persons authorized by the Landlord may install, maintain and repair pipes, wires and other conduits through the Common Areas and the Leased Premises. Any such installing, maintaining and repairing shall be done as quickly as possible and in a manner that will least inconvenience the Tenant.


                                   ARTICLE III

                                TERM - POSSESSION

3.1 Term: This Lease shall be for the period of five (6) years (the "Term"), commencing on the lst day of December, 1997 (the "Term Commencement Date"), and ending on the 30th day of November, 2007 unless earlier terminated as provided in this Lease, and nothing hereafter contained in this Article III shall postpone the Term Commencement Date, or extend the Term.

3.2 Tenant Fixturing: Should the Tenant take possession of the Leased Premises for purposes of fixturing or installing its Leasehold Improvements prior to the Term Commencement Date, then all of the terms and conditions of this Lease, except for payment of Rent, shall be in full force and effect as of the date the Tenant took such possession, and the Tenant shall reimburse the Landlord for the cost of any special services provided during the Fixtuhng Period, as set out in Schedule "C" including the cost of cleaning and rubbish removal, and any utilities consumed in the Leased Premises; and should the Tenant commence conducting its business prior to the Term Commencement date, Rent shall be payable as of and from such date of business commencement.

3.3 Delay In Possession: Should the Tenant be delayed by fault of the Landlord in taking possession of the Leased Premises on the Term Commencement Date, then and only then shall the payment of Rent be postponed for the same number of days that the Tenant is delayed in taking possession of the Leased Premises. The Tenant hereby acknowledges and agrees that such postponement of the payment of Rent shall be full settlement for any claims it might have against the Landlord for being delayed in its taking possession of the Leased Premises

3.4 Surrender: The Tenant shall surrender possession of the Leased Premises upon termination of this Lease by either effluxion of time or operation of the terms hereof.

3.5 Overholding: If the Tenant remains in possession of the Leased Premises following termination of this Lease by either effluxion of time or operation of the terms hereof, with or without the consent of the landlord, which consent may be arbitrarily withheld, the Tenant shall be deemed to be a monthly tenant upon the same terms and conditions as are contained in this Lease except as to the Term, and except as to Rent which shall be equal to the then prevailing rate charged by the Landlord in the Building, or as may be stipulated in such consent, as the case may be.

                                   ARTICLE IV

                                      RENT

4.1 Payment: From and after the lst day of December, 1997 (the "Basic Rent Commencement

Date") the Tenant shall pay to the Landlord the Basic Rent as set out in Section
4.2 below and from and after the Ist day of December, 1997 (the "Additional Rent Commencement Date"), the Tenant shall pay to the Landlord the Additional Rents as set out in this Lease.

4.2 Basic Rent: The Tenant shall pay basic rent in the amount of Forty Six Thousand, Two Hundred dollars and Zero cents ($46,200.00) per annum (the "Basic Rent"), which shall be payable in advance in equal consecutive monthly instalments of Three Thousand, Eight Hundred and Fifty dollars and Zero cents ($3,850.00) per month commencing on the Basic Rent Commencement Date and Fifty Five Thousand dollars and Zero cents ($55,000.00) per annum (the "Basic Rent"), which shall be payable in advance in equal consecutive monthly instalments of Four Thousand, Five Hundred and Eighty Three dollars and Thirty Three cents ($4,583.33) per month commencing December 1, 2002. This is subject to adjustment upon certification of the Rentable Area of the Leased Premises.

4.4   Realty Taxes:

      (a) The Tenant shall pay to the Landlord, Realty Taxes assessed against (or allocated in respect to) the Leased Premises on the basis of the assessment for realty tax purposes of the Leased Premises as indicated on the realty tax assessment(s) for the Building, or as reasonably allocated by the Landlord, commencing on the Additional Rent Commencement Date. On or before the Term Commencement Date and the commencement of any Fiscal Year in which the Term fails, the Landlord shall estimate the Realty Taxes to be assessed (or allocated against the Leased Premises). The Tenant shall pay to the Landlord in equal monthly instalments in advance on the first day of each month a sum on account of its Realty Taxes based on the landlord's estimates.

      (b) The Landlord may from time to time re-estimate the amount of projected Realty Taxes for the then current year and for the remainder of the Fiscal Year and the Tenant shall change its monthly instalments to conform with the revised estimates.

      (c) After the end of each Fiscal Year the Landlord shall determine the actual Realty Taxes with respect to the Leased Premises and the difference between such actual determination and the amount already billed to the Tenant in instalments. If the aggregate of the Tenant's instalments for the Fiscal Year in question were less than the actual determination, then the Tenant shall pay the difference to the Landlord forthwith, or if the aggregate of such instalments were more than the actual determination, the Tenant shall deduct the difference from its next payment of Basic Rent.

4.5   Proportionate Share of Operating Costs:

      (a) The Tenant shall pay to the Landlord its Proportionate Share of Operating Costs commencing on the Additional Rent Commencement Date. On or before the Term Commencement Date and the commencement of any Fiscal Year in which the Term falls, the Landlord shall estimate the Operating Costs and the Tenant's Proportionate Share thereof The Tenant shall pay to the Landlord in equal monthly instalments in advance on the first day of each month a sum on account of its Proportionate Share of Operating Costs based on the Landlord's estimates.

      (b) The Landlord may from time to time re-estimate the amount of projected Operating Costs for the then current year and re-estimate the Tenant's Proportionate Share thereof for the remainder of the Fiscal Year and the Tenant shall change its monthly instalments to conform with the revised estimates.

      (c) After the end of each Fiscal Year the Landlord shall determine the actual Tenant's Proportionate Share of Operating Costs and the difference between such actual determination and the amount already paid by the Tenant. If the aggregate of the Tenant's instalments for the Fiscal Year in question were less than the actual determination, then the Tenant shall pay the difference to the Landlord with its next payment of Basic Rent, or if the aggregate of such instalments were more than the actual determination, the Tenant shall deduct the difference from its next payment of Basic Rent.

4.6 Utilities-Light Fixtures: The Tenant shall pay to the Landlord the cost of utilities supplied to the Leased Premises commencing on the Additional Rent Commencement Date, as reasonably determined by the Landlord, and billed monthly, in advance. The amount of such cost shall be based on the Landiord's reasonable estimates for the quantities of utilities supplied multiplied by the average unit costs to the Lahdford for such utilities. The Tenant may have installed (at its own expense) meters to measure the amount of any utility supplied and the Landlord shall employ the resulting metered quantities in lieu of estimated consumption. The Tenant shall also pay to the Landlord the reasonable cost of cleaning, maintaining and servicing all electric light fixtures in the Leased Premises, including the cost of replacing light bulbs, tubes, starters and ballasts.

4.7 Additional Services: The Tenant may from time to time request Additional Services from the Landlord, and where the Tenant requests any Additional Services and the Landlord provides same, the Tenant shall pay to the landlord a reasonable charge for such Additional Services, payable forthwith upon receipt of the Landford's invoice therefor.

4.8   General Provisions:

      (a) No Delay in Payment of Rent: Nothing contained in this Lease shall suspend or delay the payment of any money at the time it becomes due and payable. The Tenant agrees that the Landlord may, at its option, apply any sums received against any amounts due and payable under this Lease in such manner as the Landlord sees fit.

      (b) Interest on Arrears: If any amount of Rent is in arrears it shall bear interest at the Interest Rate.

      (c) Partial Periods: If either the Basic Rent Commencement Date or the Additional Rent Commencement Date is any day other than the first day of a calendar month, or if the

            Term ends on a day other than the last day of a calendar month, then Basic Rent and Additional Rents, as the case may be, will be adjusted pro rata based on a 366 day year.

      (d) Estimated Amounts: Where the Landlord estimates or re-estimates the costs of Rea@ Taxes, Operating Costs and the amount of utilities supplied, it shall do so acting reasonably and shall provide the Tenant with statements of such estimates in reasonable detail.

      (e) Audited Statement: Invoices for the actual determination of the Tenant's Proportionate Share of Operating Costs shall be accompanied by an audited statement of such Operating Costs.

            General: All amounts payable by the Tenant to the Landlord in accordance with this Lease shall be deemed to be Rent. All Rent shall be paid in advance on the first day of each month without deduction or abatement, except as expressly provided in this Lease, and without set-off, and where payments due have been invoiced, such invoiced amounts shall be paid within ten (10) days of receipt of such invoice. All Rent shall be paid in lawful money of Canada.


                                    ARTICLE V

                                      TAXES

5.1 Taxes Payable by the Landlord: The Landlord shall pay before delinquency all Realty Taxes. The Landlord covenants that at all appropriate times it shall declare itself a public school supporter for purposes of determining the amounts of any Realty Taxes payable.

5.2 Business and Other Taxes Payable: The Tenant shall pay before delinquency all business taxes, Rental Taxes, if applicable, and any other taxes, charges, rates, duties and assessments levied, rated, imposed, charged or assessed against and in respect of any use or occupancy of the Leased Premises or in respect of the personal property, trade fixtures, fixtures and facilities of the Tenant or the business or income of the Tenant on or from the Leased Premises, and the Tenant shall indemnify the Landlord from and against costs or charges resulting from the Tenant not paying these amounts and the Tenant shall, upon request of the Landlord supply receipts for such taxes paid. The Tenant shall pay to the Landlord any increase or incremental amount of Realty Taxes or other taxes which the Landlord, acting reasonably, has determined to be attributable to an act by the Tenant (for example declaring itself a separate school supporter) or attributable to the Leasehold Improvements.

5.3   Contesting Taxes:

      (a) The Tenant may, at its expense, appeal or contest the taxes, assessments and other amounts payable as described in Section 5.2 hereof, provided it first gives the Landlord written notice of its intention to do so, and consults with the Landlord, and obtains the Landiord's prior written approval, which approval shall not be unreasonably withheld, delivers to the Landlord such security for the payment of such taxes, assessments and other charges as the Landlord deems advisable, diligently prosecutes any such appeal or contestation to a speedy resolution and keeps the Landlord advised of its progress from time to time; and provided that the Landlord may withhold its approval of such appeal or contestation if the Landlord, acting reasonably, considers that the effect thereof will be detrimental to the Landlord or other tenants within the Building.

      (b) The Landlord reserves the right to appeal or contest any taxes payable by the Landlord so long as it does so in a diligent manner and does not interfere with the quiet enjoyment granted to the Tenant in this Lease.

5.4 Alternate Methods of Taxation: If, during the Term, the method of taxation shall be altered, so that the whole or any part of the Realty Taxes now levied, rated, assessed or imposed on real estate and improvements are levied, assessed, rated or imposed wholly or partially as a capital levy or on the rents received or reserved or otherwise, or if any tax, assessment, levy, imposition or charge in lieu thereof, shall be imposed upon the Landlord, then all such taxes assessments, levies, impositions and charges shall be included when determining the Realty Taxes. If, during the Term, the method of taxation shall be altered, so that the whole or any part of the business taxes ordinarily (and formerly) payable in respect of any use or occupancy of the Leased Premises is merged into a comprehensive realty tax, the Landlord shall have the right to allocate (and collect) such component of the comprehensive realty tax (as would have been formerly business taxes payable by the Tenant) in the manner (or on the same basis) as would have been employed or used in taxation practice by the taxing authority.


                                   ARTICLE VI

                      MAINTENANCE, REPAIRS AND ALTERATIONS

6.1 General Statement: The landlord and Tenant agree to carry out their respective responsibilities for maintenance and repair as detailed in this lease in accordance with general standards for a first class office building in the City of Toronto, of similar age and in a similar location.

6.2 Responsibilitv of Tenant: Without notice or demand from the Landlord, the Tenant shall:

      (a) Maintain and keep in a good state of repair the Leased Premises and the Leasehold Improvements.

      (b) Decorate and redecorate the Leased Premises including the interior faces of any demising walls and permanent building walls, columns and covers for heating units along the exterior walls.

      (c) Keep the Leased Premises in a clean and tidy condition, and not permit wastepaper, garbage, ashes, waste or objectionable material to accumulate thereon or in or about the Building, other than in areas designated by the Landlord.

      (d) Repair all damage in the Leased Premises resulting from any misuse, excessive use or installation, alteration, or removal of Leasehold Improvements, fixtures, furnishings or equipment.

6.3 Tenant Not responsible: Notwithstanding Section 6.2 hereof, the Tenant shall not be responsible for:

      (a) Reasonable wear and tear which does not affect the proper use and enjoyment of the Leased Premises.

      (b) Damage by fire, lightning, tempest or other casualty for which the Landlord is indemnified under any policy of insurance (unless the damage was caused by the negligence of the Tenant or those for whom the Tenant is In law responsible).

      (c)   The obligations of the Landlord as set out in Section 6.4 hereof

6.4 Responsibility of Landlord: The Landlord shall maintain and keep in a good state of repair

      (a) The Building structure, roof, and permanent building walls (except for interior faces facing into the Leased Premises).

      (b) Equipment installed by the Landlord to heat, ventilate, and air condition the Building.

      (c)   Elevators.

      (d)   Systems installed by the Landlord for the distribution of utilities.

            (a)   The Common Areas.

            The Landlord's Improvements in both the Common Areas and the Leased Premises which have been installed by the Landlord.

6.5   Inspection, Entry and Notice:

      (a) The Landlord, or its agents, may, from time to time, acting reasonably and where practical in a manner that will not disrupt the Tenant's business, enter the Leased Premises and inspect the state of maintenance, repair and decoration, and upon reasonable prior notice to the Tenant, show the Leased Premises to prospective purchasers, tenants and existing or prospective mortgagees.

      (b) The Landlord may give notice to the Tenant requiring it to perform in accordance with Section 6.2 hereof, and the Tenant shall commence to remedy any such failure to perform within fifteen (15) days following receipt of such notice. Should the Tenant fail to commence such remedy within the allotted time, or having so commenced, fail to diligently continue such remedy to conclusion, the Landlord may carry out such remedy without further notice to the Tenant, and charge the Tenant for such remedy as if it were an Additional Service requested by the Tenant.

      (c) If the Tenant is not present to open and permit any entry into H the Leased Premises when for any reason an entry shall be necessary in the case of emergency, the Landlord or its agents may, using reasonable force, enter the same without rendering the Landlord or such agents liable therefor, and without affecting the obligations and covenants of this Lease.

      (d) Nothing in this Lease shall make the Landlord liable for any, actions, notices or inspections as described in this Section 6.5, nor is the Landlord required to inspect the Leased Premises, give notice to the Tenant or carry out remedies on the Tenant's behalf, nor is the Landlord under any obligation for the care, maintenance or repair of the Leased Premises, except as specifically provided in this Lease.

6.6 Notify the Landlord: The Tenant covenants to immediately notify the Landlord of any defect, damage or malfunction affecting the Leased Premises or other parts of the Building of which the Tenant is aware.

6.7   Alterations or Improvements:

      (a) The Tenant agrees to accept the Leased Premises in their present "as-is" condition. The Landlord shall however, install at the Landiord's cost, (1) a new double entry door to the suite; and (ii) replace ceiling tiles where required.

      (b) The Tenant following approval by the Landlord shall install its initial Leasehold Improvements in accordance with the provisions of Schedule "C" annexed hereto and the "Design Criteria Manual" (if applicable) prepared by the Landlord and provided to the Tenant.

      (c) Following installation of such initial Leasehold Improvements as aforesaid, the Tenant shall not make any alterations, repairs, changes, replacements, additions, fixturing, installations or improvements to any part of the Leased Premises or Leasehold Improvements without the Landiord's prior written approval, which approval shall not be unreasonably withheld, unless the request is in respect of a structural matter or will affect the basic mechanical, electrical, air control or other basic systems of the Building or the capacities thereof, in which instance the Landiord's approval may be arbitrarily withheld. The Tenant shall submit to the Landlord details of any proposed work, including complete working drawings and specifications prepared by qualified designers and conforming to good engineering practice, and the Tenant shall provide such indemnification against liens, costs, damages and expenses as the Landlord shall reasonably require, and evidence satisfactory to the Landlord that the Tenant has obtained all necessary consents, permits, licences and inspections from all governmental authorities having jurisdiction.

      (d)   All Leasehold Improvements shall:

                  be performed expeditiously and at the sole cost of the Tenant, be performed by competent workmen whose labour union affiliations, if any, are compatible with others employed by the Landlord and its contractors, and who will not interfere unreasonably with work being performed by the Landlord, be performed in a good and workmanlike manner and in accordance with the drawings and specifications which the Landlord has approved,

                  be performed in compliance with the applicable requirements of all regulatory authorities, and be subject to the reasonable supervision and direction of the Landlord.

      (e) Any Leasehold Improvements made by the Tenant without the prior written consent of the Landlord or which are not in accordance with the drawings and specifications approved by the Landlord shall, if requested by the Landlord, be promptly removed by the Tenant at the Tenant's expense, and the Leased Premises shall be restored to their previous condition.

            The Tenant shall reimburse the Landlord for the cost of technical evaluation of the plans and specifications and shall revise such plans and specifications as the Landlord deems necessary.

      (g) In carrying out work in accordance with subsection (b) hereof, the Tenant, at its expense, shall pay to the Landlord with respect to such work the reasonable cost to the Landlord of all utilities supplied to the leased Premises with respect to such work and any special or additional services provided to the Tenant for the conduct of such work, including the cost of any Additional Services, the cost of any necessary cutting or patching of or repairing of any damage to the Building or the Leased Premises, any cost to the landlord of removing refuse or material and of cleaning as a result of such work, any cost to the Landlord for hoisting of materials used in the Tenant's work, any cost to the Landlord for changes required by the Tenant for the use of the Leased Premises, all other costs incurred for the accommodation of such work (including delays caused by the conduct of such work), and any other costs of the Landlord which can be reasonably allocated as a direct expense relating to the conduct of such work.

      (h) If a request is made by the Tenant with respect to structural matters or matters which affect the basic mechanical, electrical, air control or other basic systems of the Building or the capacities thereof, which is approved by the Landlord, the landlord may require that such work be designed by consultants designated by it and that it be performed by the Landlord or its contractors. If the Landlord or its contractors perform such work, it shall be at the Tenant's expense in an amount equal to the Landford's total cost of such work or the contract price therefor plus ten (10%) per cent, payable following completion upon demand. Notwithstanding the foregoing, if the Tenant requests the

            Landlord to alter or install any Leasehold Improvements such work will be considered as an Additional Service.

      (i) No Leasehold Improvements by or on behalf of the Tenant shall be permitted which may adversely affect the condition or operation of the Building or Leased Premises or diminish the value thereof or restrict or reduce the Landiord's coverage for municipal zoning purposes.

            During construction and installation of Leasehold Improvements the Tenant shall keep the Building clean from any debris related thereto, and in any event after construction is completed do an adequate "first clean" to the Leased Premises.

      (k) The Tenant shall promptly pay all its contractors and suppliers and shall do all things necessary to prevent a lien attaching to the Lands or Building for failure to pay its contractors and suppliers and should any such lien be made or filed, the Tenant shall discharge or vacate such lien immediately. If the Tenant fails to discharge or vacate any lien, then in addition to any other right or remedy of the Landlord, the Landlord may discharge or vacate the lien by paying into Court the amount required by statute to be paid to obtain a discharge, and the amount so paid by the Landlord together with all costs and expenses including solicitors fees (on a solicitor and his client basis) incurred in connection therewith shall be due and payable by the Tenant to the Landlord on demand.

6.8          Removal and Restoration:

      (a) The Leasehold Improvements shall immediately upon installation become the property of the Landlord without compensation to the tenant.

      (b) The Tenant shall repair and make good any damage to the Leased Premises or to the Building caused either in the installation of Leasehold Improvements.

6.9 External Changes: The Tenant agrees that it shall not erect, affix or otherwise attach to any roof, exterior walls or surfaces of the Building any antennae, sign, fixture or attachment of any kind, nor shall it make any opening in or alteration to the roof, walls, or structure of the Leased Premises, or install in the Lepsed Premises or Building free standing air-conditioning units, without the prior written consent of the Landlord which may be arbitrarily withheld.

6.10 Trade Fixtures: The Tenant may, during or at the end of the Term, if not in default, remove its trade fixtures, and the Tenant shall, in the case of every installation or removal of trade fixtures, make good any damage caused to the Leased Premises or the Building by such installation or removal. Any trade fixtures and equipment belonging to the Tenant, if not removed at the termination or expiration of this Lease, shall, if the Landlord so elects, be deemed abandoned and thereupon become the property of the Landlord without any compensation to the Tenant. If the Landlord shall not so elect, the Landlord may remove such fixtures or equipment from the Leased Premises and store them at the Tenant's risk and expense and the Tenant shall save the Landlord harmless from all damage to the Leased Premises caused by such removal, whether by the Tenant or by the Landlord.

6.11 Lien on Trade Fixtures: If at any time the Tenant shall be in default under any covenant herein contained, the landlord shall have the right to distrain on all stock in trade, inventory and fixtures, equipment and facilities of the Tenant as security against loss or damage resulting from any such default by the Tenant, and the stock in trade, inventory, fixtures, equipment or facilities shall not be removed by the Tenant until such default is cured, unless otherwise so directed by the Landlord.

6.12 Tenant's Signs: The Tenant shall not at any time cause or permit any sign, picture, advertisement, notice, lettering, flag, decoration or direction (hereinafter collectively called "Signs") to be painted, displayed, inscribed, placed, affixed or maintained in or on any windows or the exterior of the Leased Premises, nor anywhere else on or in the Building, without the prior and continuous consent of the Landlord which consent may be arbitrarily withheld. The Landlord may at any time prescribe a uniform pattern of identification signs for tenants to be placed on the outside of the interior doors leading into the Leased Premises and other premises. Any breach by the Tenant of this provision may be immediately rectified by the Landlord at the Tenant's expense. The Signs shall remain the property of the Tenant and shall be removed by the Tenant, at its sole cost, at the earlier of the expiration of the Term or termination of this Lease. Upon such removal, the Leased Premises shall be restored to their original condition. The Tenant shall indemnify the Landlord against any loss or damage caused to any person or property as a result of placing, use or removal of any Sign on or in the Building.

6.13  Directory Board: The Landlord may erect and maintain (as an Operating
Cost) a directory board in the main lobby of the Building which shall indicate the name of the Tenant and the location of the Leased Premises within the Building. The Tenant shall pay the Landiord's cost of changes thereto, and any other signage with respect to the Leased Premises. Should sufficient space exist on the directory board, the Landlord may provide to the Tenant, at the Tenants expense, additional entries as requested. The directory board shall be for identification only and not for advertising. The Landlord's acceptance of any name for listing on the directory board will not be deemed, nor will it substitute for, Landford's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Leased Premises.

6,14 Landlord's Signs: In addition to the Landiord's right to install general information and direction signs in and about the Building as would be customary for a first-class office building in the City of Toronto, the Landlord shall have the right at any time during the Term to place upon the Building a notice of reasonable dimensions, reasonably placed so as not to interfere with the Tenant's business, stating that the Building is for sale, or that areas of the Building are for lease, as the case may be, and at any time during the last six
(6) months of the Term, that the Leased Premises are for rent and the Tenant shall not remove such notice, or permit the same to be removed.


                                   ARTICLE VII

                                STANDARD SERVICES

7.1   Heating and Air-Conditioning:

      (a) The Landlord shall provide heat to the leased Premises and interior Common Areas (excluding any areas below concourse and in the penthouse) sufficient to maintain reasonable temperatures for the Tenant's comfort during Normal Business Hours. It is understood and accepted by the Tenant that the Landlord may reduce the degree of heating provided after Normal Business Hours in a manner comparable to other first class office buildings in the City of Toronto of a similar age and in a similar location.

      (b) The Landlord shall provide ventilation and air-conditioning to the Leased Premises and interior Common Areas (excluding any areas below concourse and in the penthouse) during Normal Business Hours. The systems furnished and operated by the Landlord for air-conditioning and ventilation to the Leased Premises are designed for a reasonable density of persons and for general office purposes based on window shading being fully closed where windows are exposed to direct sunlight. Arrangement of partitions, equipment or special purpose areas, or the installation of equipment with high levels of heat production by the Tenant may require alteration of the portion of the air-conditioning and ventilation systems located within the Leased Premises. Any alterations that can be accommodated by the Landiord's equipment shall be made at the Tenant's expense and in accordance with Section 6.7 hereof. The Tenant acknowledges that alterations made from time to time whether inside the leased Premises or in other areas of the Building, may temporarily cause imbalance of air-conditioning and ventilation, and the Tenant shall allow a reasonable amount of time for readjustment and rebalancing.

      (c) Should the Landlord fail to provide sufficient heat or air-conditioning at any time it shall not be made liable for direct, indirect, or consequential damages, for personal discomfort or illness.

7.2 Cleaning: The Landlord shall provide janitorial services to the Leased Premises at such times and in such manner as is consistent with the prevailing practices in similar first class office buildings in the City of Toronto of similar age and in a similar location. The Landlord shall periodically clean both sides of exterior windows so as to maintain the Building to the standard of a first class office building in the City of Toronto of similar age and in a similar location. The Tenant acknowledges that the Landlord may clean the windows during Normal Business Hours and the Tenant agrees to allow the Landlord, its employees and contractors entry into the Leased Premises for this purpose. The Landlord shall keep those portions of the Common Areas accessible to the public in a clean and orderly fashion, and keep the sidewalks and driveways located on the Lands clear of snow.

7.3 Elevators: The Landlord shall provide operatoriess elevator passenger service at all times. The Landlord may reduce the number of elevators in service after Normal Business Hours. The Landlord retains the right to regulate the use of elevators for the purpose of carrying freight.

7.4 Security and lnformation: The Landlord may provide a security guard or receptionist in the main lobby of the Building to provide general information to visitors and to control traffic in and out of the Building. The Landlord may from time to time elect to substitute such services with automated systems and other devices that may from time to time seem appropriate for a first class office building in the City of Toronto. It is acknowledged by the Tenant that such services are intended for the general benefit of the Building and are not intended to specifically protect or otherwise serve the Tenant or the Leased Premises.

7.5   Utilities:

      (a) Electrical Power The landlord will supply to the Leased Premises sufficient electrical power to operate the standard lighting fixtures supplied by the Landlord plus circuits sufficient to deliver power to the Leased Premises as set out in Schedule "C" of this Lease. If the Tenant requires electrical power at a different.voltage or at a greater capacity than the Landiord's system can deliver, then any additional systems required shall be installed and maintained at the Tenant's cost.

      (b) Water and Sewage Connections: The Landlord shall provide to the floor(s) on which the Leased Premises is located chilled water for drinking fountains, hot and cold water for washroom facilities and the necessary sewer connections. Any connections made to Leasehold Improvements or special facilities by the Tenant shall be made at the Tenant's cost and in accordance with Section 6.7 hereof

      (c) The obligation of the Landlord to furnish utilities as set out in this Section 7.5 shall be subject to the rules and regulations of the supplier of such utility andior municipal or other governmental authority regulating the business or providing any of these utilities.

7.6 Interruption or Delay of Services: The Landlord may slow down, interrupt, delay, or shut down any of the services outlined in this Article VII on account of repairs, maintenance or alterations to any equipment or other parts of the Building so long as where practical, it schedules such interruptions, delays, slow downs, or stoppage so as to minimize any inconvenience to the Tenant. The Landlord shall not be held responsible for any direct or indirect damages, losses, or injuries caused.

7.7 Landlord's Alterations: Notwithstanding anything contained in this Lease, the Landlord shall have the right, at any time, to add buildings and parking structures on the Lands and to make any changes in, additions to, subtractions from, rearrangements of or relocations to any part of the Common Areas, the Lands or the Building (including the Leased Premises, provided that the premises, as rearranged or relocated shall in all material respects be comparable to the Leased Premises as herein defined) and to enclose any open area, and to grant, modify or terminate easements and other agreements pertaining to the use and maintenance of all or any part of the Building or the Lands, and to close all or any part of the Lands or the Building to such extent as the Landlord or the Landiord's counsel considers reasonably necessary to prevent accrual of any rights therein to any persons at any time during the Term, and to make changes to the parking areas and to make any changes or additions to the pipes, conduits, utilities and other building services in the Leased Premises which serve any premises in the Building (which acts are herein collectively called the "Changes"); provided that in so doing (a) the costs of any such activities which are not properly Operating Costs, shall be at the sole expense of the Landlord, and (b) access to the Leased Premises will at all times be available from the elevator lobby of the Building; and provided that in so doing any of the foregoing, the Landlord shall have the right to enter upon the Leased Premises. The Landlord shall not be liable for any damage caused to the Tenant's property, except if due to negligence or wilful misconduct of the Landlord or those for whom the Landlord is in law responsible. No claim for compensation shall be made by the Tenant by reason of inconvenience, nuisance or discomfort arising from such Changes. The Landlord shall make such Changes as expeditiously as is reasonably possible. All Common Areas shall at all times be subject to the exclusive control and management of the Landlord or as the Landlord may direct from time to time.


                                  ARTICLE VIII

                            ASSIGNMENT AND SUBLETTING

8.1 Assignment, Subletting: The Tenant shall not assign this Lease, nor sublet all, or any part of the Leased Premises without the prior consent in writing of the Landlord, which consent shall, subject to Section 8.2 hereof, not be unreasonably withheld; provided however, such leave to any assignment or subletting, shall not relieve the Tenant from its obligations for the payment of Rent and for the full and faithful observance and performance of the covenants, terms and conditions herein contained. If this Lease is assigned or any part of the Leased Premises is occupied by any person other than the Tenant, the Landlord may collect Rent or sums on account of Rent from the assignee, subtenant or transferee of possession, and apply the net amount collected to the Rent and other amounts payable hereunder but no such assignment, subletting, transfer of possession or collection or the acceptance of the assignee, subtenant or transferee as tenant shall be deemed a waiver of this covenant.

8.2 Landlord's Consent: If the Tenant desires to assign this Lease, or tg sublet the Leased Premises, then and so often as such event shall occur, the Tenant shall make its request to the Landlord in writing, and the Landlord shall, within ten (10) business days after receipt of all information requested, notify the Tenant in writing either that; (a) the Landlord consents or does not consent, as the case may be, or (b) the Landlord elects to cancel and terminate this Lease if the request is to assign the Lease or to sublet all of the Leased Premises, or if the request is to sublet a portion of the Leased Premises only, to cancel and terminate this Lease with respect to such portion. If the Landlord elects to cancel this Lease as aforesaid, and so advises the Tenant in writing, the Tenant shall then notify the Landlord in writing within fifteen (15) days thereafter of the Tenant's intention either to refrain from such assigning or subletting or to accept the cancellation of the Lease (in whole, or in part). Failure of the Tenant to deliver notice to the Landlord within such fifteen (15) day period advising of the Tenant's desire to refrain from such assigning or subletting, shall be deemed to be an acceptance by the Tenant of the Landlord's cancellation of this Lease (in whole, or in part, as the case may be). Any cancellation of this Lease pursuant to this Section 8.2 shall be effective on the later of the date originally proposed by the Tenant as being the effective date of transfer or the last day of the month sixty (60) days following the date of the Landlord's notice to cancel this Lease.

8.3 Requests for Consent: Requests by the Tenant to assign this Lease or sublet all, or part of the Leased Premises shall be in writing to the Landlord accompanied with such information as the Landlord may reasonably require and shall include an original copy of the proposed assignment or sublease, as the case may be, and the Landlord shall, within ten (1 0) business days thereafter, notify the Tenant in writing either that it consents or does not consent to such proposal as set out in Section 8.2 hereof. Prior to any consent being given by the Landlord to the Tenants request, the Landlord shall be satisfied as to the following, inter alia: (a) that the liability of the Tenant in fulfilling the terms, covenants and conditions of this Lease shall remain, (b) the nature of the business to be carried on, the financial ability and good credit rating and standing of the proposed assignee, subtenant or transferee, as the case may be, (c) that the Tenant has regularly and duly paid Rent and performed all the covenants and provisos contained in this Lease, (d) that any mortgagee (including a trustee for bondholders) of the Landlord will consent to such request, and (e) that the proposed assignee or subtenant has, or will enter into an agreement with the Landlord agreeing to be bound by all of the terms, covenants and conditions of this Lease. All expenses incurred by the Landlord in connection with the review by the Landlord and/or its solicitors of the Tenant's request pursuant to this Article Vill, and in the preparation and review of any documentation in connection therewith, shall be the responsibility of the Tenant and shall be paid forthwith upon demand. If the Tenant receives consent pursuant to this Section 8.3 it shall be conditional on the Tenant paying to the Landlord as Additional Rent, any profit (net of all reasonable costs incurred by the Tenant in connection therewith) earned by the Tenant in assigning this Lease or subletting all or any part of the Leased Premises.

8.4 Assicinment by Landlord: In the event of the sale or lease by the Landlord of its interest in the Lands or Building or any part or parts thereof and in conjunction therewith the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, the Landlord shall be freed and relieved of any liability under this Lease.


                                   ARTICLE IX

                          INSURANCE AND INDEMNIFICATION

911   Tenant's Insurance: The Tenant shall, at its sole cost and expense, take out and maintain in full force and effect at all times throughout the Term the following insurance:

      (a) "All Risks" insurance upon property of every description and kind owned by the Tenant, or for which the Tenant is legally liable, or which is installed by or on behalf of the Tenant, within the Leased Premises, including, without limitation, stock in trade, ftjmiture, fittings, installations, alterations, partitions, fixtures and anything in the nature of a tenant's leasehold improvement in an amount of not less than the full replacement cost thereof from time to time. In the event that there shall be a dispute as to the amount of full replacement cost, the decision of the Landlord or the Mortgagee shall be conclusive;

      (b) General liability and property damage insurance, including personal liability, contractual liability, tenants' legal liability, non-owned automobile liability, lease agreement contractual coverage and owners'and contractors'protective insurance coverage with respect to the Leased Premises and the Common Areas, which coverage shall include the business operations conducted by the Tenant and any other person on the Leased Premises. Such policies shall be written on a comprehensive basis with coverage for any one occurrence or claim of not less than Five Million Dollars ($5,000,000.00) or such higher limits as the landlord or the Mortgagee may reasonably require from time to time;

      (c) Any form or forms of insurance as the Tenant, the Landlord or the Mortgagee may reasonably require from time to time in amounts and for insurance risks against which a prudent tenant would protect itself.

9.2 Policy Requirements: Each policy of insurance taken out by the Tenant in accordance with this Lease shall be taken out with insurers, and shall be in such form and on such terms as are satisfactory to the Landlord, and each such policy shall name the Landlord and any others designated by the Landlord as additional named insureds, as their respective interests may appear, and each of such policies shall contain, in form satisfactory to the Landlord:

      (a)   the standard mortgage clause as required by the Mortgagee;

      (b) a waiver by the insurer of any rights of subrogation or indemnity or any other claim over, to which such insurer might otherwise be entitled against the Landlord, its agents, employees or those for whom it is in law responsible;

      (c) an undertaking by the insurer to notify the Landlord and the Mortgagee in writing not less than thirty (30) days prior to any proposed material change, cancellation or other termination thereof.,

      (d) a provision that the Tenant's insurance is primary and shall not call into contribution any other insurance available to the Landlord;

      (e) a severability of interests clause and a cross-liability clause, where applicable.

9.3 Proof of Insurance: The Tenant shall provide to the Landlord and the Mortgagee on demand, and from time to time, satisfactory evidence that the policies of insurance required to be maintained by the Tenant in accordance with this Lease are in fact being maintained, which evidence shall be in the form of certificates of insurance, or if required by the Landlord or the Mortgagee, certified copies of each such insurance policy.

9.4 Failure to Maintain: If the Tenant fails to take out or keep in force any insurance referred to in this Article IX, or. should any such insurance not be approved by either the Landlord or the Mortgagee and should the Tenant not rectify the situation within forty-eight (48) hours following receipt by the Tenant of written notice from the Landlord to the Tenant (stating, if the Landlord or the Mortgagee do not approve of such insurance, the reasons therefor), the Landlord shall have the right, without assuming any obligation In connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be payable by the Tenant to the Landlord and shall be due on the first day of the next month following said payment by the Landlord without prejudice to any other rights and remedies of the landlord under this Lease.

9.5 Damage to Leasehold Improvements: In case of damage to the Leasehold Improvements, or any material part thereof, the proceeds of insurance in respect thereto shall be and are hereby assigned and made payable to the Landlord, and such proceeds shall be released to the Tenant (provided that the Tenant is not in default hereunder) upon the Tenant's written request for progress payments, at stages determined by a certificate of the Architect stating that repairs to each such stage have been satisfactorily completed free of liens by the Tenant or by the Tenant's contractors. In the event the Tenant defaults in making such repairs, the Landlord may, but shall not be obliged to, perform the repairs and the proceeds may be applied by the Landlord to the cost thereof.

9.6 Increase In Insurance Premiums/Cancellation: The Tenant shall not do or permit anything to be done upon the Leased Premises which shall cause the premium rate of insurance on the Building to be increased. Notwithstanding the foregoing, if the premium rate of insurance on the Building shall be increased by reason of any use made of the leased Premises or by reason of anything done or omitted or permitted to be done by the Tenant or by anyone permitted by the Tenant to be upon the leased Premises, the Tenant shall pay to the Landlord on demand the amount of such premium increase. In the event of an actual or threatened cancellation of any insurance on the Building or any adverse change thereto by the indurer by reason of the use or occupation of the Leased Premises or any part thereof by the Tenant or by anyone permitted by the Tenant to be upon the Leased Premises, and if the Tenant has failed to remedy the situation, use, condition, occupancy or other factor giving rise to such actual or threatened cancellation or adverse change within twenty-four (24) hours after notice thereof by the Landlord, then the Landlord may, at its option, in addition to any other remedy it may have, either terminate this Lease by notice in writing to the Tenant and thereupon Rent shall be apportioned and paid in full to the date of such termination, the Tenant shall immediately deliver up possession of the Leased Premises to the Landlord and the landlord may re-enter and take possession of the same, or the Landlord may remedy the situation, use, condition, occupancy or other factor giving rise to such actual or threatened cancellation or change, all at the cost of the Tenant to be paid forthwith on demand, and for such purposes the Landlord shall have the right to enter upon the Leased Premises without further notice.

9,7   Landlord's Insurance: The Landlord agrees to insure the Building and the machinery, boilers and equipment contained therein and owned by the Landlord (specifically excluding any property with respect to which the Tenant is obliged to insure under this Article IX) against damage by fire and extended perils coverage in such reasonable amounts as would be carried by a prudent owner of a first-class office building in the City of Toronto of similar age and in a similar location. The Landlord will also carry public liability and property damage insurance with respect to the operation of the Building in such reasonable amounts as would be carried by a prudent owner.
The Landlord may take out and carry any other form or forms of insurance as it or the Mortgagee may reasonably determine advisable. Notwithstanding that the Tenant shall be contributing to the Landlord's costs and premiums respecting such insurance pursuant to the terms of this Lease, the Tenant shall not have any insurable or other interest in any of the Landiord's insurance other than the rights, if any, expressly set forth in this Lease or in any policy of insurance obtained by the Landlord, and in any event, the Tenant shall not have any interest in, nor any right to recover any proceeds under any of the Landlord's insurance policies.

9.8 Non-Liability for Loss, Injury or Damage: The Tenant acknowledges and agrees that the Landlord shall not be liable for (a) any death or injury arising from or out of any occurrence in, upon, at or relating to the Lands or Building, and (b) damage to property of the Tenant or others located on the Leased Premises, and (c) any loss or damage to any property of the Tenant or others from any cause whatsoever (whether or not such property has been entrusted to the Landlord, its agents, servants or employees) and, without limiting the generality of the foregoing, the Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, steam, water, rain, snow or gas which may leak into or issue or flow from any part of the Building or from the water, steam or drainage pipes or plumbing works of the Building or from any other place or quarter, and (d) any damage caused by or attributable to the condition or arrangement of any electric or other wiring, and (e) any damage caused by anything done or omitted to be done by the Landlord or by any other tenant of the Building, and (f) any claim or demand in connection with any injury, loss or damage to the Tenant, its agents, invitees or licensees, or to the property of the Tenant, its agents, invitees or licensees, where such injury, loss or damage arises out of the security services in force or the lack thereof in the Building from time to time, and (g) in any event, any indirect or consequential damages suffered by the Tenant. Without limiting the foregoing, the Tenant hereby releases the Landlord, and those for whom the landlord is in law responsible, from all losses, damages and claims of any kind in respect of which the Tenant is required to maintain insurance or is otherwise insured.

9.9 Indemnification of the Landlord: The Tenant shall indemnify the Landlord and also save it harmless from all losses, liabilities, damages, claims, demands and actions of any kind or nature which the Landlord shall or may become liable for or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, term or provision of this Lease and against any and all losses, liabilities, damages, claims, demands, actions and expenses in connection with loss of life, personal injury or damage to property arising from any occurrence on the Leased Premises save where caused by the negligence or wilful misconduct of the Landlord, or arising from the occupancy or use by the Tenant of the Leased Premises, the Lands or Building by the Tenant, its agents, contractors, employees, servants, licensees, concessionaires or invitees or occasioned wholly or in part by any act or omission of the Tenant, its agents, contractors, employees, servants, licensees or concessionaires whether on the Leased Premises, lands or in the Building. In case the Landlord, without actual fault on its part, is made a party to any litigation commenced by or against the Tenant, the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in respect of such litigation.

9.10 Extension of Ri-qhts and Remedies: Every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Landlord under this Lease shall also be available and shall extend to protect all other companies owned, operated or controlled by or affiliated with the Landlord and to protect its officers, directors and employees and for such purposes the Landlord is or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of such companies and persons.


                                    ARTICLE X

                                     DAMAGE

10.1 Damage to Leased Premises: It is understood and agreed that, notwithstanding the other provisions of this Lease, should the Leased Premises at any time be partially or wholly destroyed or damaged by any cause whatsoever or should demolition of the Leased Premises be necessitated thereby or bhould the Leased Premises become unfit for occupancy by the Tenant:

      (a) Subject as hereinafter provided in this Section 10.1, the Landlord shall, to the extent of the insurance proceeds available for reconstruction and actually received by the Landlord from its insurers following an election by the Mortgagee to apply all or any portion of such insurance proceeds against the debt owing to the Mortgagee as the case may be, expeditiously reconstruct the Leased Premises in accordance with the Laindlord's obligations to repair under the provisions of Section 6.4 hereof. Upon substantial completion of the Landiord's work, the Landlord shall notify the Tenant, and the Tenant shall forthwith commence and expeditiously complete reconstruction and repair of the Leased Premises in accordance with the Tenant's obligations to repair under the provisions of Section 6.2 hereof.,

      (b) Rent shall not abate unless the Leased Premises are rendered wholly or partially unfit for occupancy by such occurrence and in such event Rent, as of the date of such occurrence shall abate proportionately as to the portion of the Leased Premises rendered unfit for occupancy, until thirty (30) days following receipt by the Tenant of the Landiord's notice given to the Tenant as provided in subsection 10.1 (a) hereof, at which time Rent shall recommence;

      (c) If the Leased Premises, in the opinion of the Architect, such opinion to be given to the landlord and the Tenant within thirty
            (30) days of the date of such damage, cannot be repaired and made fit for occupancy within one hundred and eidhty (180) days next following any occurrence, the Landlord may, by written notice to the Tenant within thirty (30) days of receipt of such opinion of the Architect, terminate this Lease.and Rent shall cease and be adjusted as of the date of such occurrence, and the Tenant shall immediately vacate the Leased Premises and surrender same to the Landlord;

      (d) If, in the opinion of the Architect, such opinion to be given to the Landlord and the Tenant within thirty (30) days of the date of such damage, thirty per cent (30%) or more of the Leased Premises are at any time destroyed or damaged in whole or in part by any cause whatsoever or by demolition caused or necessitated thereby, then and so often as such event occurs, the Landlord may, at its option, to be exercised by notice in writing to the Tenant within sixty (60) days of receipt of such opinion of the Architect, elect to terminate this Lease and in the case of such election the Term and tenancy hereby created shall expire on the thirtieth (30th) day following the giving of such notice and in such event Rent shall cease and be adjusted as of the date of the occurrence, and all rights and obligations contained in this Lease shall thereupon also cease, save and except for rights and obligations that may have accrued prior to such termination and the Tenant shall within such thirty (30) day period vacate the Leased Premises and surrender the same to the Landlord with the Landlord having the right to re-enter and repossess the Leased Premises discharged of this Lease and to remove all persons therefrom; and

      (e) In no event, including termination of the Lease in accordance with the provisions of subsection 10.1 (c) or (d) hereof, shall the Landlord be liable to reimburse the Tenant for damage to, or replacement or repair of any Leasehold Improvements or any of the

                               Tenant's property.

10.2 Damage to the Building: It is understood and agreed that, notwithstanding the other provisions of this Lease, should the Building at any time be partially or wholly destroyed or damaged by any cause whatsoever, or should demolition of the Building, or any part thereof, be necessitated thereby:

      (a) Subject as hereinafter provided in this Section 10.2, the Landlord shall, to the extent of the insurance proceeds available for reconstruction and actually received by the Landlord from its insurers following any election by the Mortgagee to apply all or any portion of such insurance proceeds against the debt owing to the Mortgagee as the case may be, expeditiously reconstruct and repair the Building, and to the extent necessary, the Leased Premises, in accordance with the Landlard's obligations to repair under the provisions of Section 6.4 hereof. Upon substantial completion of the Landiord's work the Landlord shall notify the Tenant, and the Tenant shall forthwith commence and expeditiously complete reconstruction and repair of the Leased Premises to the extent they are so affected, in accordance with the Tenants obligations to repair under the provisions of Section 6.2 hereof,

      (b) Rent shall not abate unless the Leased Premises are rendered wholly or partially unfit for occupancy by such occurrence, and in such event, Rent, as of the date of such occurrence shall abate proportionately as to the portion of the Leased Premises rendered unfit for occupancy unfit thirty (30) days following receipt by the Tenant of the Landlord's notice given to the Tenant as provided in subsection 10.2(a) hereof, at which time Rent shall recommence;

      (c) If in the opinion of the Architect, such opinion to be given to the Landlord and the Tenant within thirty (30) days of the date of such damage, thirty per cent (30%) or more of the Total Rentable Area of the Building is at any time destroyed or damaged in whole or in part by any cause whatsoever, or by demolition caused or necessitated thereby, notwithstanding that the leased Premises may be unaffected by such occurrence, then and so often as such event occurs, the Landlord may, at its option, by written notice to the Tenant, within thirty (30) days of receipt of such opinion of the Architect, elect to terminate this Lease and in the case of such election the Term and the tenancy hereby created shall expire on the thirtieth (30th) day following the giving of such notice and in such event, Rent shall cease and be adjusted as of the date of such termination, and all rights and obligations contained in this Lease shall thereupon also cease, save and except for rights and obligations that may have accrued prior to such termination and the Tenant shall within such thirty (30) day period vacate the Leased Premises and surrender the same to the Landlord with the Landlord having the right to re-enter and repossess the Leased Premises discharged of this Lease and to remove all persons therefrom. If the Landlord has not elected to terminate this Lease within such period as aforesaid, and provided such damage or destruction was not caused or contributed to by the Tenant, its employees or those for whom the Tenant is in law responsible, the Landlord shall, to the extent of the insurance proceeds available for reconstruction and actually received by the Landlord from its insurers following any election by the Mortgagee to apply any,portion of such insurance proceeds against the debt owing to the Mortgagee, as the case may be, let a contract for the repair and reconstruction of the portion of the Building so damaged or destroyed (save that with respect to the Leased Premises, the Landiord's obligation to repair and reconstruct shall be in accordance with the provisions of
            Section 6.4 hereoo within the twelve (12) month period following such damage or destruction and shall continue thereafter to expeditiously reconstruct and repair the Building, provided that the Landlord shall not be responsible for the repair or replacement of the Leasehold Improvements or the Tenant's property, the repair and replacement of which shall be the obligation of the Tenant and in this regard shall be governed by the provisions of Section 10.1 hereof,.

      (d) In repairing, reconstructing or rebuilding the Building or any part thereof, the Landlord may use designs, plans and specifications, other than those used in the original construction of the Building, and the Landlord may alter or relocate, or both, any or all buildings, facilities and improvements, including the Leased Premises, provided that the Leased Premises as altered or relocated shall be substantially the same size and shall be in all material respects reasonably comparable to the Leased Premises, as defined herein; and

      (e) In no event, including termination of this Lease in accordance with the provisions of subsection 10.2(c) hereof, shall the Landlord be liable to reimburse the Tenant for damage to, or replacement or repair of any Leasehold Improvements or of any of the

            Tenants property.

10,3   Architect's Certit]cate: It is understood and agreed by the Tenant that wherever a certificate of the Architect is required or deemed appropriate by the Landlord, the certificate of the Architect shall bind the parties hereto as to completion of construction of the Leased Premises and the availability of services, the percentage of the Leased Premises or Building destroyed or damaged and the number of days required to make repairs. or reconstruct and the state or tenant ability of the Leased Premises, the state of completion of any work or repair of either the Landlord or the Tenant, and the computation of the area of any premises including the Leased Premises provided, however, the Landlord may elect to furnish a certificate prepared by a qualified land surveyor for the purpose of area measurement and such certificate shall be equally binding.


                                   ARTICLE XI

                                UNAVOIDABLE DELAY

11.1 Unavoidable Delay: Whenever and to the extent that the landlord or Tenant shall be unable to fulfil or shall be delayed or restricted in the fulfilment of any obligation hereunder in respect of the supply or provision of any service or utility or the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service, utility or labour required to enable it to fulfil such obligation or by reason of any strike, work stoppage, statute, law or order in council or any regulation or order passed or made pursuant thereto or by reason of the order or direction of any administrator, controller or board, or any governmental department or officer or other authority, or by reason of not being able to obtain any permission or authority required thereby, or by reason of any other cause beyond its control whether of the foregoing character or not, the Landlord or Tenant shall be entitled to extend the time for fulfilment of such obligation by a time equal to the duration of such delay or restriction and the Landlord or Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort thereby occasioned. The provisions of this Section 1 1. 1 shall not operate to excuse the Tenant from prompt payment of all sums required to be paid pursuant to the terms of this Lease.

                                   ARTICLE XII

                               LANDLORD'S REMEDIES

12.1 Landlord May Perform Tenant's Covenants: If the Tenant is in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay rent) and such default shall have continued for a period of ten
(10) consecutive days after notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied (or, if by reason of the nature thereof, such failure cannot be cured by the payment of money and cannot with due diligence be wholly cured within such ten (10) day period, if the Tenant shall fail to proceed promptly to cure the same or shall thereafter fail to prosecute the curing of such failure with due diligence), the landlord, without prejudice to any other rights which it may have with respect to such default, may remedy such default and the cost thereof to the Landlord together with Interest therean from the date such cost was incurred by the Landlord until repaid by the Tenant shall be treated as Additional Rent and added to the Rent due on the next succeeding date on which Basic Rent is payable and such amount shall thereupon become due and payable as Rent in addition to the regular payment of Basic Rent then due. The Landlord shall be subrogated to the extent of such payment to all rights, remedies and priorities of the payee to the extent of the amount paid by the Landlord to remedy such default.

12.2   Re-Entry: When:

       (a) the Tenant shall be in default in the payment of any Rent, whethjr lawfully demanded or not, and such default shall continue for a period of ten (10) consecutive days after notice by the Landlord to the Tenant;

       (b) the Tenant shall be in default of any of its covenants, obligations or agreements under this Lease (other than its covenant to pay rent) and such default shall have continued for a period of ten
             (10) consecutive days after notice by the Landlord to the Tenant specifying with reasonable particularity the nature of such default and requiring the same to be remedied;

       (c) any property of the Tenant has been sold under a valid writ of execution, or the Tenant shall have made an assignment for the benefit of creditors, or shall make any assignment or have had a receiving order made against it under the Bankruptcy Act, or if the Tenant has become bankrupt or insolvent and shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors, or any action whatever, legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of the Tenant, or if a receiver of any of the Tenant's goods or chattels has been appointed;

       (d) any insurance policy is cancelled or not renewed by any insurer by reason of any particular use or occupation of the Leased Premises; or

       (e) the leased Premises shall have been abandoned, or have become vacant or shall have remained unoccupied for a period of five (5) consecutive days without the consent of the Landlord (which consent shall not be unreasonably withheld), or the

            Leased Premises shall have been used by any other person or persons other than the Tenant or any person permitted by Article Vill hereof.,


            then, and in any of such cases, the then current month's Rent together with the Rent for the three (3) months next ensuing shall immediately become due and payable, and at the option of the Landlord the Term shall become forfeited and void, and the Landlord without notice or any form of legal process whatever may forthwith re-enter the Leased Premises or any part thereof in the name of the whole and repossess and enjoy the same as of its former estate, anything contained in any statute or law to the contrary notwithstanding. Such forfeiture shall be wholly without prejudice to the right of the Landlord to recover arrears of Rent and damages for any antecedent breach of the covenants, obligations or agreements of the Tenant under this Lease. Notwithstanding any such forfeiture, the Landlord may subsequently recover from the Tenant damages for loss of Rent suffered by reason of this Lease having been prematurely determined and it may recover from the Tenant all damages it may incur with respect thereto, including the cost of recovering the Leased Premises, and including the worth at the time of such termination of the excess, if any, of the amount of Rent for the remainder of the Term over the then reasonable rental value of the Leased Premises for the remainder of the Term, all of which Rent shall be immediately due and payable from the Tenant to the Landlord. In determining the Rent which would be payable under this Lease by the Tenant subsequent to default, the annual Rent for each year of the unexpired portion of the Term shall be equal to the average annual Rent payable by the Tenant (a) from the Basic Rent Commencement Date to the time of default, or (b) during the three
            (3) full calendar years preceding such default, whichever period is shorter.

12.3   Landlord May Relet: if the Landlord does not exercise its option under
Section 12.2 hereof to terminate this Lease, it may nevertheless in the events set out in Section 12.2 hereof from time to time, re-enter the Leased Premises without terminating this Lease, make such alterations and repairs as may be neicessary in order to reset the Leased Premises, and relet the Leased Premises or any part thereof as agent for the Tenant for such period or periods (which may extend beyond the Term) and at such rental or rentals and upon such other terms and conditions as the Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals received by the Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due from the Tenant to the Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, solicitors' fees and the costs of alterations and repairs performed in connection with such reletting; third, to the payment of rent due and unpaid; and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable. The Tenant shall pay to the Landlord the amount by which the rent received from such reletting during any month during the term is less than the rent payable during that month by the Tenant. Notwithstanding any such resetting without termination, the Landlord may at any time thereafter elect to terminate this Lease. No such re-entry or taking of possession by the landlord shall be construed as an election on its part to terminate this Lease unless, at the time of or subsequent to such re-entry or taking of possession, a written notice of such intention has been given to the Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

12.4 Right to Distrain: The Tenant waives and renounces the benefit of any present or future statute purporting to limit or qualify the Landford's right to distrain and agrees with the Landlord that if any of the events set out in
Section 12.2 hereof shall occur, the Landlord, in addition to the other rights reserved to it, shall have the right to enter the Leased Premises as agent of the Tenant either by force or otherwise without being liable for any prosecution therefor and to take possession of any goods and chattels whatever an the Leased Premises, save and except any such goods and chattels which are owned by any occupiers of the Leased Premises other than the Tenant, and to sell the same at public or private sag without notice and apply the proceeds of such sale on account of the Rent or in satisfaction of the breach of any covenant, obligation or agreement of the Tenant under this lease and the Tenant shall remain liable for the deficiency, if any. Notwithstanding anything contained in the Landlord and Tenant Act, R.S.O. 1980, or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same, none of the goods and chattels of the Tenant at any time during the continuance of the Term shall be exempt from levy by distress for Rent and the Tenant hereby waives all and every benefit that it could or might have under such Act. Upon any claim being made for such exemption by the Tenant, or on distress being made by the Landlord, this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right to the levying of distress upon any such goods.

12.5 Landlord May Follow Chattels: In case of removal by the Tenant of the goods or chattels of the Tenant from the Leased Premises, the Landlord may follow the same for thirty (30) days in the same manner as is provided for in the Landlord and Tenant Act, R.S.O. 1980, or any successor legislation or other statute which may hereafter be passed to take the place of the said Act or to amend the same.

12.6 Rights Cumulative: The rights and remedies given to the Landlord in this Lease are distinct, separate and cumulative, and no one of them, whether or not exercised by the Landlord shall be deemed to be in exclusion of any other rights or remedies provided in this Lease or by law or in equity.

12.7 Acceptance of Rent Non-Waiver. No receipt of monies by the Landlord from the Tenant after the cancellation or termination of this Lease in any lawful manner shall reinstate, continue or extend the Term, or affect any notice previously given to enforce the payment of Rent then due or thereafter failing due or operate as a waiver of the right of the Landlord to recover possession of the Leased Premises by proper suit, action, proceedings or other remedy; it being agreed that, after the service of a notice to cancel this

Lease and the expiration of the time therein specified, and after the commencement of any suit, action, proceeding or other remedy, or after a final order or judgment for possession of the Leased Premises, the Landlord may demand, receive and collect any monies due, or thereafter failing due without in any manner affecting such notice, suit, action, proceeding, order or judgment; and any and all such monies so collected shall be deemed payments on account of the use and occupation of the Leased Premises or at the election of the Landlord on account of the Tenant's liability hereunder.


                                  ARTICLE XIII

                 STATUS STATEMENT, A-RTORNMENT AND SUBORDINATION

13.1   Certification: The Landlord and Tenant respectively agree that within ten
(10) days after a written request therefor, they shall execute and deliver to the other or to such person as may be identified in the written request (but in no event more than twice in any year) a written statement certifying that this Lease is unmodified and is in full force and effect (or if modified stating the modifications and that this Lease is in full force and effect as modified), the amount of the Basic Rent and the date to which it as well as all other charges under this lease have been paid, whether or not there is any existing default on the part of the Landlord or the Tenant of which the person signing the certificate has notice and giving as well such further information as the person requesting the certificate shall reasonably require.

13.2 Attornment: If proceedings are brought for foreclosure, or if there is exercise of the power of sale or if there is an entry into possession of the Building or any part thereof pursuant to any mortgage, charge, deed of trust or any lien resulting from any other method of financing or refinancing made by the Landlord covering the Leased Premises and the Building, the Tenant shall attom to the mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser upon any such foreclosure or sale and recognize such mortgagee, chargee, lessee, trustee, other encumbrancer or the purchaser as the Landlord under this Lease.

13.3 Subordination: The Tenant shall postpone and subordinate its rights under this Lease to the Mortgagee, and any mortgage or mortgages, or any lien resulting from any other method of financing or refinancing, now or hereafter in force against the Lands and Building or any part or parts thereof as it exists from time to time, and to all advances made or hereafter to be made upon the security thereof.

13.4 Timely Execution: The Tenant shall execute promptly such instruments or certificates to carry out the intent of Sections 13.2 and 13.3 hereof as shall be requested by the Landlord.

13.5 Rights of Mortgagees, Trustees: If at any time during the currency of any mortgage or other charge on the interest of the Landlord in the Leased Premises, notice of which has been given to the Tenant, any default shall occur in the performance of any of the covenants, obligations or agreements of the Landlord which would give rise to a right of the Tenant to terminate this Lease, then the Tenant, before becoming entitled as against the holder of such mortgage or charge to exercise any right to terminate this Lease, shall obtain from the Landlord the address of such mortgagee or chargee and give to the holder of such mortgage or charge notice in writing of such default. The holder of such mortgage or charge shall thereupon have such period as may be reasonable in the circumstances within which to remedy such default as agent of the Landlord (or by such other means as will avoid the holder if a mortgagee, becoming a mortgagee in possession of the Leased Premises by reason of effecting such remedy) and if such default is remedied within such time the Tenant shall not by reason thereof terminate this Lease.

The rights and privileges granted to the holder of any such mortgage or charge by virtue of this Section 13.5 shall not in any way be deemed to alter, affect or prejudice any of the rights and remedies available to the Tenant against the Landlord. Any notice to be given to the holder of such security shall be deemed to have been properly given if mailed by registered mail to its most recent address of which the Tenant shall have received notice by such holder or the Landlord.


                                   ARTICLE XIV

                                  MISCELLANEOUS

14.1 Joint and Several Liability: If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereo@ sign this Lease as the Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and to perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant is a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

14.2 Landlord and Tenant Relationship: No provision of this Lease is intended to nor creates a joint venture or partnership or any other similar relationship between the Landlord and Tenant, it being agreed that the only relationship created by this Lease is that of landlord and tenant.

14.3 Planning Act: It is an express condition of this Lease that the provisions of section 49 of the Planning Act, 1983 (Ontario) and amendments thereto be complied with.

14.4 No Waiver: No condoning or waiver by either the Landlord or Tenant or any default or breach by the other at. any time or times in respect of any of the agreements, terms, covenants and conditions contained in this Lease to be performed or observed by the other shall be deemed or construed to operate as a waiver of the Landiord's or Tenant's rights under this lease, as the case may be, in respect of any continuing or subsequent default or breach nor so as to defeat or affect in any way the rights or remedies of the Landlord or the Tenant under this Lease, as the case may be, in respect of any such continuing or subsequent default or breach.

      Unless expressly waived in writing, the failure of the Landlord or the Tenant to insist in any one or more cases upon the strict performance of any of the agreements, terms, covenants or conditions contained in this Lease to be performed or observed by the other shall not be deemed or construed to operate as a waiver of the future strict performance or observance of such agreements, terms, covenants and conditions.

14.5 Expropriation: The Landlord and the Tenant shall co-operate in respect of any expropriation of all or any part of the Leased Premises or the Lands and Building so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs and business interruption and so that the Landlord may receive the maximum award to which it is entitled in law for all other compensation arising from or relating to such expropriation (including all compensation for the value of the Tenant's leasehold interest expropriated and for the reduction in value of the Tenant's remaining leasehold interest upon a partial expropriation) which shall be the property of the Landlord, and to which the Tenant waives all rights. If the whole or any part of the Leased Premises or of the Lands and Building are expropriated, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the expropriating authority takes possession thereof. If, in the case of partial expropriation of the Leased Premises this Lease is not frustrated by operation of governing law and such expropriation does not render the remaining part of the Leased Premises untenantable for the purposes of this Lease, the Tenant and the Landlord shall restore the part not so taken in accordance with their respective repair obligations under the provisions of Article VI of this Lease. In this Section the word "expropriation" shall include a sale by the landlord to any authority with powers of expropriation, in lieu of or under threat of expropriation.

14.6 Notice: Any notice required or contemplated by any provision of this Lease shall be given in writing enclosed in a sealed envelope addressed, in the case of the Landlord to:

                                      PENYORK PROPERTIES INC,
                                      4 Eva Road, Suite 427
                                      Etobicoke, Ontario
                                      M9C 2A8
                                      Attention: Leasing Manager


in the case of notice to the Tenant: to it at the Leased Premises; and delivered or sent in both cases by registered mail, postage prepaid, return receipt requested. The time of giving of such notice if mailed shall be conclusively deemed to be the fifth (5th) business day after the day of such mailing. If regular mail service is interrupted on or before the fifth (5th) business day following the mailing thereof by strikes or other irregularities, which are made known to the public, then such notice shall be deemed to have been received when it would have been received in the normal course following the resumption of normal mail service. Such notice shall also be sufficiently given if and when the same shall be delivered, in the case of notice to the Landlord, to an officer or employee of the Landlord at the above address of the Landlord, and in the case of notice to the Tenant, to an officer or employee of the Tenant at the above address for the Tenant. Such notice, if delivered, shall be conclusively deemed to have been given and received at the time of such delivery. If in this Lease two or more persons are named as Tenant, such notice shall be delivered personally to any one of such persons. Provided that either party may, by notice to the other, from time to time designate another address in Canada to which notices mailed more than ten
(10) days thereafter shall be addressed.

14.7 Net Lease: It is the purpose and intent of the Landlord and the Tenant that the Basic Rent shall be absolutely net and carefree to the Landlord, so that this Lease shall yield, net and carefree to the Landlord, the Basic Rent specified in each year during the Term without notice or demand, and free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off and under no circumstances or conditions whether now existing or hereafter arising whether beyond the present contemplation of the parties is the Landlord to be expected or required to make any payment of any kind whatsoever or to be subject to any other obligation or liability hereunder. All expenses and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during the Term of this Lease shall be paid by the Tenant and the Tenant shall indemnify and save harmless the Landlord from all costs of same.

14,8   Non Merger: There shall be no merger of this Lease nor of the leasehold estate created hereby with the fee estate in the Lands or any part thereof by reason of the fact that the same person, firm, corporation or entity may acquire or own or hold directly or indirectly:

       (a) This Lease or the leasehold estate created hereby or any interest in this Lease or any such leasehold estate, and

       (b) the fee estate in the Lands or any part thereof or any interest in such fee estate, and no such merger shall occur unless and until the landlord, the Tenant and the Landiord's Mortgagees (including a trustee for bondholders) shall join in a written instrument effecting such merger and shall duly record the same.

14.9 Lease Entire Agreement: There are no covenants, representations, warranties, agreements, or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease or the Leased Premises save as expressly set out in this Lease and this Lease constitutes the entire agreement between the Landlord and the Tenant and may not be amended or modified except by subsequent agreement in writing of equal formality executed by the Landlord and the Tenant.

      The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by both the landlord and the Tenant.

14.10 Registration: The Tenant shall not register this Lease on the title to the Lands; however, the Tenant may register a Notice of Lease on title to the Lands, at its sole cost, provided such Notice of Lease shall describe only the parties, the Leased Premises, the Term of this Lease, and any renewals. Such Notice of Lease shall be prepared by the Tenant's solicitors, and shall be subject to the prior written approval of Landlord and its solicitors, at the Tenant's expense, and shall be registered at the Tenant's expense.

14.11 Name of Building: The Tenant shall not refer to the Building by any name other than that, if any, designated from time to time by the Landlord, and the Tenant may use such designated name of the Building for the business address of the Tenant but for no other purpose.

14.12 Exhibiting Premises: The Tenant agrees to permit the Landlord or its agents to exhibit the Leased Premises to prospective tenants during the Normal Business Hours for the last six (6) months of the Term.

14.13 Governing Law: This Lease shall be governed by and construed in accordance with the laws of the Province of Ontario.

14.14 Survival of Tenant's Covenants: All agreements, covenants and indemnifications in this lease made by the Tenant shall survive the expiration or earlier termination of this Lease, anything to the contrary in this Lease notwithstanding.

14.15 Quiet Enjoyment: The landlord agrees that upon the Tenant duly paying the Rent hereby reserved and duly observing and performing the agreements, terms and conditions herein on its part to be observed and performed, the Tenant shall and may peaceably possess and enjoy the Leased Premises for the Term without any hindrance, interruption or disturbance from the Landlord.

14.16 Binding on Successors: This Lease and everything herein contained shall enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every one of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives or such party, and where there is more than one tenant or there is a mate or female party or where a corporation is a party, the provisions hereof shall be read with all grammatical chang6s thereby rendered necessary.

14.17 Limitation-on Use: The Leased Premises shall be used continuously during the Term for general office purposes and for no other use. The Tenant acknowledges and agrees that it will not, nor will it permit the Leased Premises (or any part thereof to be used for any purpose which is not generally permitted in first class office buildings in the City of Toronto, and that it will not, nor will it permit the Leased Premises (or any part thereo@ to be used by any other trade or business without the prior written consent of the Landlord, which consent may be unreasonably withheld.

14.18 Corporate Ownenship: In the event that the Tenant proposes to transfer, or issue by sale, assignment, bequest, inheritance, operation of law, or other disposition, or by subscription, any part or all of the corporate shares of the Tenant, so as to result in any change in the present effective voting control of the Tenant by the party or parties holding such voting control at the date of commencement of this Lease, such transaction shall be deemed to be an assignment of this Lease, and the provisions of Article Vill hereof shall apply mutatis mutandis. The Tenant shall make available to the Landlord or to its lawful representatives, such books and records of the Tenant for inspection at all reasonable times, in order to ascertain whether there has, in effect, been a change in control.

14.19 Assignment and Subletting: The use of the word "assignment", "subletting", "assign", or "assigned" or "subfef'in this Lease shall include the mortgaging or encumbering of this Lease, the Tenant's interest herein or the Leased Premises or any part thereof and the occupation or parting with or sharing the possession of all or any part of the Leased Premises by any person, firm, partnership, or corporation, or any groups of persons, firms, partnerships, or corporations, or any combination thereof other than in respect of bona tide third party financing provided to the Tenant by a party with whom the Tenant deals at arm's length.

An assignment or transfer shall be construed so as to include an assignment or transfer by operation of law.

14.20 Several Liability: If two or more corporations, partnerships or other business associations (or any combination of two or more thereof constitute the Landlord in this Lease, the liability of each such corporation, partnership or other business association hereunder is several. In the event of default by the Landlord under this Lease, the Tenant agrees that should it proceed against such corporations, partnerships or other business associations, it shall do so only in accordance with their several interests, as they may be from time to time.

14.21 Time of the Essence: Time shall be of the essence for this Lease and for every part hereof.

                                   ARTICLE XV

                          DEFINITIONS - INTERPRETATION

15.1 Definitions: In this Lease, unless there is something in the subject matter or context inconsistent therewith:

       (a) "Additional Rents" means the Realty Taxes, the Proportionate Share of Operating Costs, payments for utilities and light fixtures, and all other payments for additional services, and such other sums, excluding Basic Rent, otherwise payable by the Tenant in accordance with the terms of this Lease.

       (b) "Additional Rent Commencement Date" is defined in Section 1.10 hereof.

 I     (c)   "Additional Services" means any service and/or supervision requested by the Tenant and supplied by the Landlord or by anyone authorized by the Landlord and not o.therwise provided for as a standard service under this Lease; by way of example steam cleaning of carpets, moving of ftjmiture, alterations to Leasehold Improvements, or providing air-conditioning or ventilation for periods in excess of Normal
             Business Hours.

       (d) "Architect" means the architect, surveyor or engineer from time to time appointed by the Landlord.

       (a) "Basic Rent" means the basic rent payable by the Tenant pursuant to this Lease.

             "Basic Rent Commencement Date" is defined in Section 1.9 hereof. "Building" means the buildings, structures, and improvements from time to time during the Term erected on the Lands together with all fixtures, sprinklers, elevators, escalators, heating, ventilating, air-conditioning and mechanical and electrical equipment and machinery and water, gas, sewage, telephone and other communication facilities and electrical power services and utilities comprised therein, belonging thereto, connected therewith or used in the operation thereof, and now or hereafter constructed, erected and installed.therein and thereon, and all alterations, additions, and replacements thereto, but excludes all Leasehold Improvements made, constructed, erected or installed therein by or on behalf of an@ tenant of premises therein. The municipal address of the Building is 55 University Avenue, Toronto, Ontario.

       (h) "Capital Tax" means any tax or taxes payable by the Landlord to any taxing authority based upon or computed by reference to the value of the Building, or the paid-up capital or place of business of the Landlord. If the system of capital taxation shall be altered such that any new capital tax shall be levied or imposed in substitution for or in addition to Capital Tax from time to time levied or imposed, then any such new tax or levy shall be deemed to be Capital Tax or included in Capital Tax.

      (i) "Capital Tax for the Building" for any fiscal period means the amount calculated by multiplying the aggregate book value to the Landlord of the Lands and Building (and all equipment used in connection therewith) by the applicable Capital Tax rate imposed, from time to time, by the taxing authority having Jurisdiction. Aggregate book value shall be net of depreciation and amortization, for financial statement purposes and determined as at the end of such fiscal period. The parties acknowledge that Capital Tax for the Building is an approximation based upon the concept of Capital Tax, and is not necessarily the actual Capital Tax paid or payable by the Landlord in respect of the Building. If the calculation of Capital Tax changes, then the Landlord may adjust its calculation of such amount to reasonably reflect such change.

            "Common Areas" means:

            (i) all common areas and facilities within the Building from time to time furnished or designated (and which may be changed) by the Landlord for the use in common, in such manner as the Landlord may permit, by tenants of premises in the Building and all others entitled thereto including, without restricting the generality of the foregoing, lobbies, corridors, together with washrooms, fan rooms, janitors' closets, electrical closets and other closets not situate within the demising line of any premises in the Building, and excluding parking spaces;and

            (ii) all of the Lands described in Schedule "A" hereto, not for the time being demised by the Landlord and not covered by any building (other than service buildings) available for the general benefit of all tenants of the Building and including without restricting the generality of the foregoing, parking areas, access roads, driveways, sidewalks and landscaped areas.

      (k) "Dominant Portion" means that portion of the inside finished surface of the permanent outer building wall which is 50% or more of the vertical dimension. If there is no dominant portion or if the dominant portion is not vertical, the measurement for area shall be to the inside finished surface of the permanent outer building wall where it intersects the finished floor.

      (1) "Fiscal Year" means the twelve (12) month period designated from time to time by the Landlord.

      (m) "Interest" means interest at a rate equivalent to three (3%) per cent per annum in excess of the prime lending rate of The Canadian Imperial Bank of Commerce, Main Branch, Toronto Ontario (or its successors) where the prime lending rate of such bank means the rate of interest (now commonly known as that Bank's "prime rate"), expressed as a rate per annum, charged by such bank in Toronto on demand loans made by it in Canadian dollars at such time.

      (n)   "Lands" means the lands described in Schedule "A'annexed hereto.

      (o) "Landlord's Improvements" means improvements to be constructed or installed in or to the Leased Premises by the Landlord in accordance with the Landlord's working drawings prepared for the construction of the Building; by way of example, and without limiting the generality of the foregoing, Landlord's Improvements include: ceilings, lighting, and window covering systems originally installed by the Landlord and standard to the Building. Any Landiord's Improvements from time to time modified by or on behalf of the Tenant so as to no longer be standard to the Building shall be considered Leasehold Improvements. Landlord's Improvements shall not include any Leasehold Improvements installed by the Landlord on behalf of the Tenant or a previous occupant of the Leased Premises.

      (p) "Lease" means this document as originally signed, sealed and delivered or as amended, from time to time, which amendments shall be in writing, signed, sealed and delivered by both the Landlord and the Tenant.

      (q) "Leased Premises" means the premises leased to the Tenant described in Section 1.4 hereof

      (r) "Leasehold Improvements" means all fixtures, improvements, installations, alterations and additions from time to time made, constructed, erected or installed in or to the Leased Premises by or on behalf of the Tenant, including without limitation, all interior partitions however affixed and all rugs, carpeting and floor coverings attached in any way to the Leased Premises, and all water, gas, sewage, telephone and other communication facilities located in the leased Premises or which are for the exclusive use of the Tenant, but excludes moveable trade fixtures, moveable partitions, and furniture and equipment not affixed to the Leased Premises. "Leasehold Improvements" shall include any Landiord's Improvements modified by or on behalf of the Tenant.

      (S) "Mortgagee" means the Landiord's mortgagee(s) from time to time with respect to the Lands, the Building and/or this Lease, and includes a trustee,for bondholders.

      (t) "Normal Business Hours" means the hours from 8:30 a.m. to 6:00 p.m. on Monday to Friday of each week only except any statutory holiday, any day declared a civic holiday in the City of Toronto, or Province of Ontario.

      (U) "Operating Costs" means the total amounts incurred, paid or payable, whether by the Landlord, or by others on behalf of the Landlord, for the maintenance, operation, repairs and replacements to the Lands and the Building, including without limiting the generality of the foregoing:

            (i) the total annual costs of insuring the Building and the Lands with such forms of coverage and in such amounts as the Landlord, or its mortgagees (including a trustee for bondholders) may, from time to time determine, including, without limitation, costs and premiums paid for insurance against any risks of physical loss or damage to property of the Landlord on a replacement cost basis, boiler, pressure vessels, air-conditioning equipment and miscellaneous electrical apparatus insurance on a broad form blanket coverage repair and replacement basis, loss of insurable gross profits attributable to all perils reasonably insured against by the landlord or commonly insured against by prudent landlords, third party liability hazards including exposure to personal injury, bodily injury and property damage on an occurrence basis including insurance for all contractual obligations and covering also actions of all authorized employees, sub-contractors and agents while working on behalf of the landlord, and any other form or forms of insurance as the landlord or its mortgagees (including a trustee for bondholders) may reasonably require from time to time for insurable risks and in amounts against which a prudent owner of a first-class office building in the City of Toronto would protect himself,

            (ii)  costs and premiums paid for warranties and guarantees;

            (ill) complete maintenance and janitorial service for the Building and Lands,
                  including snow removal, window cleaning, garbage and waste collection and disposal, the cost of operating and maintaining any merchandise holding and receiving areas and truck docks, and the cost of interior and exterior landscaping;

            (iv) elevator maintenance, lighting, public and private utilities (net of the amounts chargeable under Section 4.5 hereo@, together with the cost of energy management programmes and the cost of maintaining any signs considered by the Landlord to be part of the Common Areas;

            (v)   policing and supervision;

            (vi) salaries of all personnel employed to carry out supervision, maintenance and service operations, (including without limitation contributions towards usual fringe benefits, unemployment insurance, pension plan contributions and similar contributions), and to the extent such personnel are not engaged full time to perform such supervision, maintenance and service operations, then only such portion of their salaries as is attributable to such on-site performance;

            (vii) the cost to the Landlord of the rental of any equipment and signs, and the cost of building supplies, used by the Landlord in the maintenance and operation of the Lands and the Building;

           (viii) costs of heating, air-conditioning and ventilation of the Building;

            (ix) repair and replacement to and the maintenance and operation of the Lands and the Building and the mechanical, electrical, plumbing, heating and air-conditioning equipment appurtenant thereto:

            (X)   costs of operating a parking garage;

            (xi) all business taxes, if any, from time to time payable by the Landlord, on account of its ownership or operation of the Lands and Building but excluding income tax of the Landlord, and taxes on Leasehold Improvements separately payable to the Landlord by the Tenant pursuant to this Lease;

            (Xii) legal fees as reasonably attributable to the daily operation of the Lands and Building but excluding legal fees otherwise recoverable and legal fees for lease enforcement and leasing of the Lands and Building;

           (xiii) all fees and expenses incurred by the Landlord in connection with actions taken by the Landlord to appeal property assessments for the Lands and Building;

            (xiv) accounting services and audit fees in connection with the calculations referred to in this Lease;

            (xv) security services, if any, undertaken by or on behalf of the Landlord;

            (xvi) depreciation and amortization of capital costs as determined in accordance
                  with generally accepted accounting principles for:

                  A. the costs of all maintenance and cleaning equipment and master utility meters;

                  B. the costs incurred for all other fixtures, furniture,
                     replacement of finishes in the Common Areas, equipment, and facilities serving the Building; and

                  C. the costs, together with Interest, of equipment
                     modification of the Building, or improvements, properly charged to capital account which the Landlord determines may reduce Operating Costs, amortized over their useful life, as determined by the Landlord; and

                  D. the costs incurred by the Landlord pursuant to Sections
                     2.4(b) and 6.4(b) - (f) hereof together with Interest;

           (xvii) Capital Tax for the Building;

          (xviii) a management fee which shall be an amount equal to three
                  (3%) per cent of the aggregate of basic rent received, or receivable by the Landlord from all tenants in the Building, Reafty Taxes, and all other Operating Costs; and

            (xix) actual costs related to the operation of a regional or on-site administrative office serving the Building, including the fair rental value (having regard to rentals prevailing from time to time for similar space) of space occupied by the Landford's employees for day to day administrative and supervisory purposes relating to the Building. In the case of a regional office, the costs will be apportioned among the buildings served by it on a pro rata basis.

      Provided that if the Building is not fully occupied for any period within the Term, the Operating Costs shall be adjusted to reflect full occupancy.

      And provided further, and notwithstanding the foregoing provisions, Operating Costs shall not include the following:

                  (1) commissions, advertising costs, or legal expenses, in connection with leasing the Lands and Building or any part thereof.

                  (2) the cost of painting, repainting, decorating, or redecorating, or of providing special cleaning services for any occupant of any space in the Building, other than the Leased Premises;

                  (3) the cost of any insurance premiums for plate glass insurance;

                  (4) the cost of any insurance premiums to the extent t hat the Tenant is obliged to reimburse the Landlord for the cost of such premiums pursuant to any provision of this Lease and/or to the extent that any other tenant of the Building would be obligated to reimburse the Landlord @for the cost of such premiums pursuant to any provision of such tenant's lease:

                  (5) the costs of any insurance premiums relating to risks or amounts which are not normally insured against by reasonably prudent owners of comparable first-class office buildings in the City of Toronto;

                  (6) the cost of any payment which the Landlord is obligated to make solely pursuant to an agreement to indemnify and hold harmless any person, firm, or corporation, except to the extent that similar agreements are customarily made by reasonably prudent owners of comparable first-class office buildings in the City of Toronto;

                  (7) expenses incurred by the Landlord in respect of charges directly chargeable to other tenants of the Building including for electricity used by other tenants of the Building for fighting or for the operation of business equipment and machinery within such tenants'leased premises, or with respect to the repair of damage to the Building and Lands, all to the extent that the Landlord received reimbursement therefor by other tenants of the Building or from the proceeds of insurance;

                  (8) the expenses incurred by the Landlord in respect of installation of other tenants' improvements;

                  (9) interest and principal on mortgages and capital cost allowance on the

                         Building;

                  (10) any costs relating to aerials, antennae, cables, machinery, equipment, installations, or other forms of communications equipment not part of the operation of the Building as a first-class office building, or installed at the request of and for the limited or specific use of any person whether occupying space in the Building or not;

                  (11) any payments relating to any agreement affecting title to the Lands with respect to which the Tenant is not a party or has not otherwise specifically agreed to have such payments included in Operating Costs;

                  (12) any amounts directly chargeable to other tenants for services, costs and expenses solely attributable to the accounts of such tenants.

      (v) "Proportionate Share" as it relates to Realty Taxes and Operating Costs shall be determined by dividing the Operating Costs by the Total Rentable Area of the Building and multiplying the quotient by the Rentable Area of the Leased Premises. Where any component of Operating Costs is attributable to only part of the Building, then those costs shall be divided only by the Rentable Area to which those costs are attributable. Should any component of Operating Costs not be attributable to the Leased Premises, the Tenant shall remain responsible for payment of its Proportionate Share as that component of Realty Taxes or Operating Costs relates to non-leasable areas.

      (W) "Realty Taxes" means all real estate taxes (including local improvement rates), levies, rates, duties, and assessments whatsoever, and the cost of appealing such assessments, which may be levied or assessed against the Lands and Building, or the Landlord, or the owners of the Lands and Building, and any and all taxes which may, in the future, be levied in lieu thereof;

      (X) "Rent, rent, Rental or rental" means all payments and charges payable by the Tenant pursuant to this Lease, including without limitation the Basic Rent and the Additional Rents.

      (Y)   "Rentable Area" means:

            (i) Rentable Area for Single Tenancy Office Floors The Rentable Area of a single tenancy ofrice floor shall be computed by measuring to the inside finished surface of the Dominant Portion of the permanent outer building walls, and shall exclude only major vertical penetrations of the floor together with the walls enclosing them. No deductions shall be made for columns and projections necessary to the Building or for any floor penetrations exclusively serving the Tenant,

            (ii) Rentable Area for Multiple Tenancy Office Floors The Rentable Area of Leased Premises on multiple tenancy office floors shall be determined by multiplying the Rentable Area of the whole floor (measured as a single tenancy office floor in accordance with subparagraph
                  (y)(i) above) times a fraction, the numerator of which is the Useab14 Area of the Leased

                  Premises and the denominator of which is the Useable Area for the whole floor.

           (ill) Rentable Area for a Main Floor or Concourse level Leased Premises The Rentable Area of a Leased Premises on the main floor or the concourse level shall be calculated by measuring from the Building standard storefront fine for such floor, and from the inner surface of corridor and other permanent walls and to the centre of partitions separating the Leased Premises from adjoining leasable area. No deductions shall be made for vestibules serving the Leased Premises or for columns or projections necessary to the Building.

      (z) "Rental Taxes" means any tax or duty imposed upon the Landlord or the Tenant which is measured by or based in whole or in part directly upon the Rent payable under this Lease, whether existing at the date hereof or hereinafter imposed by any governmental authority, including without limitation value added tax, business transfer tax, retail sales tax, federal sales tax, excise taxes or duties, or any tax similar to any of the foregoing.

      (aa)  "Term" means the initial term of this Lease as set out in Section
            1.5 hereof, any renewal term and any overholding period.

      (bb)  "Term Commencement Date"is defined in Section 1.5 hereof.

      (cc) "Total Rentable Area of the Building" means the sum of Rentable Areas for all office floors (measured in accordance with subparagraph (y)(i) hereoo and the Rentable Area of all leased premises on the main floor and concourse level.

      (dd) "Useable Area for Multiple Tenancy Office Floors" means the area of a Leased Premises on an office floor divided for multiple tenancy and shall be computed by measuring to the finished surface of the Leased Premises side of corridor and other permanent walls, to the centre of partitions that separate the Leased Premises from adjoining leasable areas, and to the inside finish of the Dominant Portion of the permanent outer building walls. No deductions shall be made for columns and projections necessary to the Building.

15.2  Interpretation:

      (a) In this Lease "herein", "hereof', "hereunde?', "hereinaftee'and similar expressions refer to this Lease and not to any particular paragraph, section or other portion thereof, unless -there is something in the subject matter or context inconsistent therewith,*

      (b) All of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof,

      (c) Should any provision or provisions of this Lease be illegal or unenforceable, it or they shall be considered separate and severable from this lease, and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included;

I     (d)   The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof


      IN WITNESS WHEREOF the parties hereto have executed this Lease.


                        SIGNED, SEALED AND ACCEPTED BY THE TENANT This 5th day of September 1997

                        IT STAFFING INC,



                        -------------------------------------------
                        Per Declan French

                            Title: President


                        Per:
                            ---------------------------------------
                            Name:
                                 ----------------------------------
                            Title:
                                  ---------------------------------

                        I/We have the authority to bind the Corporation.


                        SIGNED, SEALED AND ACCEPTED BY THE LANDLORD

                        This 8th day of September 1997

                        PENYORK PROPERTIES I INC,



                        Per
                            ---------------------------------------
                            Name:  Durham Stephens
                            Title: Leasing Manager

           Per:
               --------------------------------------------------------
               Name:   Jean Louis Dube           Name:  David Hicks
               Title:  Senior Vice President,    Title: Vice President,
                       Operations                 Operations

           I/WE have the authority to bind the Corporation.

                                   SCHEDULE"A"

                                LEGAL DESCRIPTION


      In the City of Toronto in the Municipality of Metropolitan Toronto being Lots 13, 14 and 15 according to Plan D-37 registered in the land Registry Office (No. 63) - Registry Division of Toronto, and those parts of lots 9 and 12 according to said Plan D-37; and the public lane lying in rear of said Lots 14 and 15 according to said Corporation of the City of Toronto registered in the said Land Registry Office as Instrument CT-99023 (Toronto).

      See A-487713, and Lot 5 according to Plan 724-E registered in the said Land Registry Office, and that part of Town Lot 10 according to Town of York Plan on the North Side of Wellington Street West, in the City of Toronto in the Municipality of Metropolitan Toronto, designated as PARTS 1, 2 and 3 on a Plan of Survey or record in the Land Registry Office (No. 66) - Land Titles Division of Toronto and York, - at Toronto, as 66R-7968 and entered in the Register for
Section: A-D-37 as Parcel 9-1.

      The Certificate of First Registration of Owner was registered in the Land Registry Office (No. 63) for the Registry Division of Toronto on 14th of May 1975 as Number CT-1 19462.






                                        I

                                   SCHEDULE"B"








55 UNIVERSITY AVE
TORONTO
FIFTH FLOOR

















                                                                           SCALE

                                  SCHEDULE "C"

                      LANDLORD'S AND TENANT'S IMPROVEMENTS



      The Landlord and Tenant agree that the Premises are provided In an "as is" condition and that the Landlord's work outlined below has been completed subject to the provisions of Schedule "E", In the event that the Tenant requires additional leasehold improvements, the Tenant shall complete at its cost, the "Tenant's Work" as outlined below:



                                 LANDLORD'S WORK

      The Landlord shall. complete at its cost save where specifically provided otherwise, the following (the "Landlord's Work"):

      1.    Ceilings

            The Landlord's standard ceilings are suspended metal 'T'bar grid with 2'x 5'lay-in acoustic panels fissured pattern. The ceiling system is based on a 5' square module incorporating a 1' wide fluorescent fixture strip. Locating partitions off the module will necessitate modifications to the electrical and mechanical systems at the Tenant's cost. Floor slab to finished ceiling measures approximately 8'7Y2".

      2.    Underfloor Ducts

            1201208 volt power distribution is available through an underfloor duct system complete with companion raceway for telephone distribution. The underfloor duct system runs north and south in approximately 7'6" centres.

      3.    Heating

            The perimeter zone of each floor from the mezzanine to the eighteenth floor is served by a wall-fin heating unit system with a continuous painted metal enclosure between the columns and one shutoff valve per bay. On the mezzanine floor the physical dimensions of the enclosures are approximately 6" wide by 1'2" high standing 9" proud of the window frame. On the remaining floors the enclosures are approximately 6" wide by 2'2" high against the inside face of the outside wall with a 9 1/2" sill to the windows. The temperature of the heating units is controlled by a central inside/outside thermostat.

      4.    Ventilatina nd Air-Condi

            The perimeter and interior zones, from the mezzanine to the 18th floor are served by distribution through air-handling light fixtures. Return air is drawn through other light fixtures to the return air plenum above the ceiling. Each perimeter bay of approximately 400 square feet is controlled by a thermostat located on the face of the perimeter columns. The interior zohe is sub-divided on each floor into two areas comprising the west and north zone and the east and south zone, each separately controlled by thermostats, one on the west, and one on the east care wall.

      5.    Sound Control

            The Landlord will install sound baffles around corridor and demising partitions.

      6.    Fire Hose Cabinets

            Should additional fire hose cabinets be required or existing cabinets relocated as a result of the Leased Premises' perimeter and/or interior layout, such work will be performed by the Landlord at the Tenant's expense.

      7.    Sprinklers

            An overhead sprinkler system is provided on all floors on an open floor basis. The Tenant must ensure that sprinkler coverage is maintained throughout the Leased Premises in accordance with the appropriate building codes, regulations, laws & by-laws. Should additional sprinkler heads be required or existing sprinkler heads relocated as a result of the configuration of the Leased Premises' perimeter and/or interior layout, such work will be performed by the Landlord at the Tenant's expense.

      8.    Floors

            All floors are structural concrete slab.

SCHEDULE "C" (CONT'D)                         LANDLORD AND TENANTS IMPROVEMENTS

      9.    Demising Walls

            The Landlord's standard corridor and demising partition on multiple tenancy floors shall be a slab-to-slab height drywall partition constructed of 2 1/2" metal studs at 16" on centre, with one layer of 1/2" gypsum board each side and 2 1/2" sound attenuation blankets between; walls shall be taped, sanded and painted with one base and two finish coats.

      10.   Demising Doors

            The Landlord's standard Tenant entrance is a single 3' wide full-height, solid core door with a natural finish, flat sliced red oak veneer facing.

            The Landlord will provide the Tenant with a standard entrance door complete with frame and hardware, as required by the applicable governmental or municipal authorities on an open floor basis. Additional doors required by applicable governmental of municipal authorities due to the Tenant's interior partition layout, or required by the Tenant, will be at the Tenant's expenses. The Landlord will provide the Tenant with two (2) keys. Additional keys are available from the Landlord at the Tenant's expense.

            The standard locksets are tulip, heavy duty type, dull, stainless steel finish as manufactured by Dominion Lock Company Limited.

      11.   Plumbing

            Two wet stacks consisting of one capped drain line and one capped vent line are located at opposite corners of the Building on each floor; capped cold water lines are located outside Men's and Women's washrooms for future connection by the Tenant.


                                  TENANT'S WORK


      The Tenant shall complete at its cost, the following work (the "Tenant's Work"):

      1 .   Electrical

            All main disconnects, transformers, lighting panels, electric check meters, power panels, branch wiring, lighting and electrical fixtures including lamps, time clocks, exit signs, emergency lighting and other equipment required in excess of that provided by the Landlord, as well as any hook-up charge, fee or deposit required by any appropriate authority.

            Where the service capacity of three (3) watts per square foot of Useable Floor Area is not adequate, the Tenant shall inform the Landlord of the service required in amperes based on the service voltage supplied, and if the Landlord is able to provide such additional service capacity, the Tenant will pay for the increase in cost for the said additional capacity.

            All power poles and monuments in open areas, armoured cable and/or conduits in partitions are fed from the underfloor duct system.

      2.    Mechanical

            The Tenant shall install all sinks, toilets and any other plumbing fixtures and equipment, including but not limited to water meters, hot water tanks, instant hot taps, controls and appurtenances as required, for the maintenance of required conditions throughout the Leased Premises and as required by the Landlord.

      3.    Heating, Ventialating and Air-Conditioning

            Any additional heating, ventilating or air-conditioning system required by the Tenant beyond that provided by the landlord shall be subject to the prior written approval of the Landlord and shall be installed by the Landlord at the Tenant's expense. The Landlord reserves the right to refuse to allow the Tenant to exceed a design fighting load of three watts per square foot of Useable Floor Area.

      4.    Communications

            When required by the Landlord, by any governmental or regulatory authority having jurisdiction, or by the Tenant subject to the Landiord's approval, the Landlord reserves the right, in its sole discretion, to supply and install all parts and components of the following systems: intercom, burglar and fire alarm, antenna and cable at the Tenant's expense.

SCHEDULE SCHEDULE "C" (CONT'D)              LANDLORD'S AND TENANT'S IMPROVEMENTS

      5.    Interior Finishes

            All other interior finishes and installations not provided for under Landiord's Work.

      6.    Floor Finish

            The flooring must be approved in writing by the Landlord and not be of a lesser quality than the Landiord's standard as approved from time to time.

      7.    Additiona!Reguirements

            Any additional requirements of the Tenant are subject to the Landiord's approval.

      8.    Procedures

            Work Drawings - The Landlord shall submit an outline of the plan of the Leased Premises to the Tenant and the Tenant shall within sufficient time so as not to delay the commencement of the Term of the Lease, prepare and submit to the landlord for approval (in triplicate) working drawings and specifications for the Tenant's Improvements, including sepias, as prepared by a qualified designer and engineer, both to be approved by the Landlord. The Tenant's submission shall include:

            1 . Floor Plan - showing partition and interior decoration, including wall assemblies, elevations and millwork.

                  Scale: 1/8" = l'0"

            2. Electrical and Telephone Plan - showing electrical and telephone outlets and power pole locations, including all modifications and/or additions to the base building electrical system required to suite the Tenant's interior design.

                  Scale: 1/8" = 1'0"

            3. Reflected Ceiling Plan - showing any modifications to the Landiord's base building ceiling system, including relocation of existing or installation of new supply air diffusers, lights, and fight switches, exit lights, emergency lights and sprinklers.

                  Scale: 1/8" = l'0"

            4. Total Connected Electrical Loads in Leased Premises including:

                  (a)   lighting (KW)
                  (b)   receptacles (KW)
                  (c)   special equipment including copiers, computers, etc.(KW)
                  (d)   others (KW)

            5. Mechanical Plan - showing any modification and/or addition to the Landlord's base building heating, ventilating, air-conditioning and plumbing systems required to suite the Tenants interior design.

                  Scale: 1/8" = l'0"

                  Approvals - No work for which drawings and specifications
            are required shall be commenced by the Tenant until the said drawings and specifications have been approved in advance in writing by the Landlord and until the Tenant has secured approval thereof from every governmental authority having jurisdiction and submitted proof of such approval to the Landlord. Under no circumstances shall the Tenant, its employees, its contractors or its contractors' employees make any opening in the floors or walls of the Building (other than the Tenant's interior partitions) without the prior written approval of the Landlord.

                  Contractors - Prior to the commencement of the Tenant's
            Improvements, the Tenant shall submit to the Landlord a liability certificate from the Tenant's general contractor or from each of the Tenant's independent sub-contractors, as the case may be, in an amount not less than TWO MILLION DOLLARS ($2,000,000.00) per occurrence, which liability insurance shall be on a comprehensive form and shall cover all hazards related to any work performance by any such general contractor or independent contractor, as the case may be, in or on the Leased Premises.

                  Such policy or policies shall include the Owner as an
            additional named insured and shall contain a cross-liability clause.

SCHEDULE "C" (CONT'D)                      LANDLORD'S AND TENANT'S IMPROVEMENTS

            Damage to leased Premises or Building - Any damage to the Leased Premises or the Building caused by the Tenant or any of its employees, contractors, or workers shall be repaired forthwith by the Landlord at the TenanCs expense or by the Tenant with the Landiord's approval.

            Tenanfs Contractors - All items or work undertaken by the Tenant shall be performed by competent workers whose labour affiliations are compatible with those of all other employed by the Landlord and its contractors.

            Unless the Landlord otherwise consents in writing, the Tenant shall employ the landiord's interior contractor in the completion of the Tenant's Improvements, except for all modifications required to the landiord's mechanical and electrical systems.

            Such mechanical and electrical modifications shall be carried out by the Landlord at the Tenant's expense. Should the Tenant choose to engage an interior contractor other than the Landiord's interior contractor, the Tenant shall pay to the Landlord with respect to the execution of the Tenant's work, a Tenant Coordination Fee, being the greater of $500.00 or $1.00 per square foot of the Net Rentable Area of the Leased Premises. This payment is in consideration of the Landiord's administration services, disbursements, project security, temporary services and utilities, washroom facilities, loading dock access, elevator service and building operations co-ordination all being provided during the Tenant's fixturing period.

            Additional Work - All work carried out by the Landlord at the Tenant's expense shall be invoiced to the Tenant as a "backcharge". The amount so invoiced to the Tenant shall be the total cost to the Landlord including architectural and engineering fees, where applicable, plus a further Fifteen Per Cent (15%) for the Landiord's administration and supervision, payable upon substantial completion and upon demand.

            State of Completion - The opinion in writing of the Landlord's Architect shall be binding on both the Landlord and the Tenant on all matters of dispute regarding state of completion and workmanship of the Landlord's and the Tenant's Improvements.

            Statutory Declaration - Upon completion of the Tenant's Improvements, the Tenant shall forthwith furnish to the Landlord a Statutory Declaration in a form satisfactory to the Landlord stating that no liens against the Leased Premises exist on account of the Tenants Improvements.

                                  SCHEDULE "D"

                              RULES AND REGULATIONS


            The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in this Lease):

1 The Tenant shall not permit in the Leased Premises any cooking or the use of any apparatus for the preparation of food or beverages (except where the landlord has approved of the installation of cooking facilities as part of the Tenant's Leasehold Improvements) nor the use of any electrical apparatus likely to cause an overloading of electrical circuits.

2. The sidewalls, entries, passages, corridors, lobbies, elevators and staircase shall not be obstructed or used by the Tenant, his agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the offices. the landlord reserves entire control of the Common Area and all parts of the Building and the Land employed for the common benefit of the tenants.

3. The Tenant, his agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent in writing of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaid at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur between 6:00 p.m. and 8:00 a.m. or any other time consented to by the Landlord and the Persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No deliveries requiring the use of an elevator for freight purposes will be received into the Building or carried in the elevators, except during hours approved by and scheduled through the Landlord. Only elevators so designated by the Landlord shall be used for deliveries of workmen and materials, furniture and other freight. The Tenant shall pay, as Additional Rent, any costs incurred by the Landlord in connection with the moving of the Tenant's equipment, furniture, etc.

4. All persons entering and leaving the Building at any time other than during Normal Business Hours shall register in the books kept by the Landlord at or near the entrance or entrances and the Landlord will have the right to prevent any person from entering or leaving the Building unless provided with a key to the premises to which such person seeks entrance and a pass in a form to be approved by the Landlord and provided at the Tenant's expense. Any persons found in the Building at such times without such keys or passes will be subject to the surveillance of the employees and agents of the Landlord. The Landlord shall be under no responsibility for failure to enforce this rule.

5. The Tenant shall not place or cause to be placed any additional locks upon any doors of the Leased Premises without the approval of the Landlord, which approval shall @ot be unreasonably withheld, and subject to any conditions imposed by the Landlord. Additional keys may be obtained from the Landlord at the cost of the Tenant.

6. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. Any damage resulting from misuse shall be repaired at the cost of the Tenant by whom or by whose agents, servants or employees same is caused. Tenant shall not let the water run unless it is in actual use, and shall not deface or mark any part of the Building, or drive nails, spikes, hooks or screws into the walls or woodwork of the Building.

7. No one shall use the Leased Premises for sleeping apartments or residential purposes, or for any illegal purpose, or for the storage of personal effects or articles other than those required for business purposes.

8. Canvassing, soliciting and peddling In the Building or Common Areas are prohibited.

9. Any hand trucks, carry-ails, or similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as the Landlord shall require.

10.   No animals or birds shall be brought into the Building.

SCHEDULE "D" CONTD.                                       RULES AND REGULATIONS


11. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises or the Building or permit the delivery of any food or beverages to the Leased Premises without the approval of the Landlord or in contravention of any regulations fixed or to be fixed by the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators in the Building for the purpose of delivering food or beverages to the Leased Premises.

12. The Tenant shall not perform any acts or carry on any practice which may damage the Building or the Common Areas or be a nuisance to any tenant in the Building.

13. The Tenant shall keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Leased Premises.

14. The Tenant shall not use or permit the use of any objectionable advertising medium such as without limitation, loud speakers, stereos, public address systems, sound amplifiers, radio broadcast or television apparatus within the Building which is in any manner audible or visible outside of the Leased Premises.

15. The Tenant shall not mark, drill into, bore or cut or in any way damage or deface the walls, ceilings, or floors of the Leased Premises. No wires, pipes, conduits, telephonic, telegraphic, electronic wire service or other connections shall be installed in the Leased Premises without the prior written approval of the Landlord.

16. the Tenant shall not, except with the prior written consent of the Landlord, install any blinds, drapes, curtains or other window coverings in the Building and shall not remove, add to or change the blinds, curtains, drapes or other window coverings installed by the Landlord from time to time. So that the Building may have a uniform appearance from the outside, the tenant shall co-operate with the Landlord win keeping window coverings open or closed at various times as the Landlord may reasonably, from time to time, direct.

17. The Tenant shall not use any janitor, telephone or electrical closets for anything other than their originally intended purposes.

18. The Tenant shall abide and be bound by the Security Services in force in the Building from time to time. For the purpose of this clause, the term "Security Services" shall mean all aspects of security for the Building and the Lands, including equipment, procedures, rules and regulations pertaining to such security.

19. No public or private auction or other similar type of sale of any goods, wares or merchandise shall be conducted in or from the Leased Premises.

20. Nothing shall be placed on the outside of window sills or projections of the Leased Premises, nor shall the Tenant place any air-conditioning unit or any other equipment or projection so that it will project out from the Leased Premises. The Tenant may not install air-conditioning equipment of any kind in any part of the Leased Premises without the prior written consent of the landlord.

21. All glass and trimmings in, upon or about the doors and windows of the Leased Premises shall be kept whole, and whenever any part thereof shall become broken, the same shall be immediately replaced or repaired under the directions and to the satisfaction of the Landlord and shall be paid for by the Tenant as Additional Rent.

22. No bicycles or other vehicles shall be brought within the Building except as specifically designated by the Landlord.

23. No inflammable oils or other inflammable, dangerous or explosive materials shall be brought into the Building or kept or permitted to be kept in the Leased Premises.

24. In the event the Leased Premises are used for restaurant or food handling purposes, the Tenant shall, at its expense:

      a) carry out at least monthly a roach spraying program, and provide evidence thereof to the Landlord, and

      b) clean all exhaust ducts at least twice yearly, and provide evidence thereof to the Landlord.

                                  SCHEDULE "E"

                               SPECIAL CONDITIONS



      EARLY OCCUPANCY:  To the extent that the Lease has been executed and the leasehold improvements have been completed, the Tenant shall have the right to occupy the premises on a gross rent free basis until the Commencement Date. The Tenant shall, however, during such period, be bound by all the other terms of the lease.

      LEASEHOLD
      IMPROVEMENT
      ALLOWANCE:        The Landlord shall provide a leasehold improvement
                        allowance In the amount of $15.00 per square foot of rentable area. Said allowance to be paid upon receipt of paid invoices relating to the completion of such work and receipt of a statutory declaration from the Tenant's contractor that there are no lions on the building,

      TENANT'S WORK: All plans, drawings and specifications for the Tenant's leasehold Improvements and the Tenant's choice of contractors shall be subject to the prior approval of the Landlord, Alternatively, the Tenant may request the Landlord to make said Improvements to a maximum cost of $15.00 per square foot. To the extent that the cost of leasehold improvements exceeds the above allowance, the Landlord shall amortize the cost over the term to a maximum of $25.00 per square foot using an interest rate factor of 10%.

      PARKING: The Landlord agrees to provide up to four (4) unreserved parking spaces In the building's parking garage throughout the term at the prevailing monthly charge. Additional underground parking may be provided on a month to month basis.

      FREE RENT:        The Landlord shall grant the Tenant rent free periods as
                        follows:

                        One (1) month (Dec.'97) gross free
                        Two (2) months (Jan.'98 - Feb.'98) net free

                        During said period, the Tenant shall be bound by all other terms and conditions of the lease including the payment of Additional Rent.

      EXPANSION:        The Tenant shall have the right to lease the adjacent
                        premises, being approximately 1,600 square feet as outlined in blue on the attached Schedule "B".
                        Specifically, the Tenant shall have the option to lease the premises at the same rental rate and with the same allowance as outlined in this proposal, effective
                        December 1, 1998. Said option must be exercised in writing no later than six (6) months after the commencement of the Tern].

                                  SCHEDULE "F"

                                STATUS STATEMENT

                   PROPERTY                        55 University Avenue
                   LANDLORD                        PenYork Properties I lnc,
                    TENANT                         IT Staffing Inc.
                   LEASE DATED                     December 1, 1997

                  TO: The Landlord or any Person who is or may become or contemplates to become a Secured Lender as well as to any prospective purchaser of the Property or any part thereof.


            THE UNDERSIGNED, the Tenant under the above Lease, hereby certifies and represents that:

                  (i) The Tenant has accepted and is in possession and in occupation of the Premises having I an Area of approximately four thousand, four hundred square feet (4,400 sq. ft.).

                  (ii) The Lease has been validly executed and delivered by the Tenant (and the Guarantor, if any) pursuant to due corporate action properly taken by the Tenant (and the Guarantor, if any).

                  (ill) The Lease is presently in full force and effect and
                        unmodified.

                  (iv) All rent is now accruing under the Lease, and all Minimum Rent, Percentage Rent and Additional Rent under the Lease have been paid to this date.

                  (v) There is no existing default by either Tenant or Landlord pursuant to the Lease for which a notice of default has been given.

                  (vi) The Tenant has no defenses, counter claims, or claims of offset, deduction or compensation under the Lease or otherwise against rents or other charges due or to become due under the Lease. Furthermore, the Tenant does not have the right or option to terminate the Lease prior to the expiry of the Term.

                  (vii) No rent under the Lease has been paid more than thirty
                        (30) days in advance of its due date.

                  (viii) The Premises are free from any construction
                         deficiencies.

                  (ix) All Landiord's Work has been completed to the satisfaction of the Tenant.

            The Tenant hereby certifies and represents that the above statements including any exceptions which may have been added thereto are true and complete and may be relied and acted upon.


            DATED AT TORONTO THIS 5th DAY OF SEPTEMBER 1997.

                                                                IT STAFFING INC,
                                                              PER: Declan French

                                   SCHEDULE"G"
                               INDEMNITY AGREEMENT


           PROPERTY                           55 University Avenue

           LANDLORD                           PenYork Properties I lnc,

           TENANT                             IT Staffing lnc,

           GUARANTOR(S)                       Declan French

           LEASE DATED                        December 1, 1997

           PREMISES                           5th Floor


THE UNDERSIGNED party(ies), (singularly or collectively, "Guarantor'), intervenes in the present Lease and having taken communication of the Lease, declares itself to be fully satisfied with the contents thereof and furthermore declares that in consideration of Landlord leasing the Premises to Tenant, the sufficiency offwhich consideration Guarantor hereby acknowledges, Guarantor binds itself to Landlord, jointly and severally with Tenant and with each other if applicable, for the due performance of every obligation, condition and agreement in the Lease Tenant has agreed to perform, observe or keep, (collectively, "Obligations"), including without limitation, the prompt payment of all Minimum Rent, Percentage Rent and Additional Rent which become due pursuant to the Lease, as well as for any consequences resulting from Tenant's default to fulfil any Obligations, including without limitation, any damages, interest or penalties, which may be claimed as a result thereof, the Guarantor making of the whole its own personal affair.

Guarantor waives acceptance of this guarantee by Landlord and the benefits of division, discussion and subrogation.

Guarantor hereby consents to Landlord making any agreement or arrangement whatever with Tenant, any other Guarantor, or any other Person with respect to any one or more Obligations, including without limitation, extensions of time to fulfil any Obligation, the release of Tenant, any other Guarantor, or any other Person to fulfil all or any part of any Obligation, or the change or surrender of any and ail security with respect to the Obligations. Guarantor agrees that none of the foregoing will in any way, affect or impair the liability of Guarantor hereunder.

Nothing shall release or satisfy the liability of the Guarantor until all Obligations and all consequences of default to fulfil them are satisfied in full. Without limitation, Guarantors liability hereunder will not be affected or impaired by the bankruptcy, insolvency or winding-up of Tenant, any other Guarantor, nor by any disclaimer or any other action taken by any trustee, liquidator, referee or other officer appointed by any court or other body of competent jurisdiction under any bankruptcy, insolvency or winding-up legislation then in force, nor landiord's failure or delay to proceed to litigation or to seek a remedy fool any default against Tenant, any other Guarantor or any other Person, nor by any other act, omission or event whatsoever which might otherwise lessen, affect or discharge a surety.

This guarantee is irrevocable by Guarantor and will continue in full force and effect as long as there exists or may exist any Obligations or any unsatisfied consequences thereof whether prior to, during or after the expiration of the Term. Moreover, Guarantor waives notice of the taking effect of and coming into force of any renewals or extensions of the Term.

This guarantee will be binding upon the Guarantoes successors, legal representatives and assigns. Furthermore, this guarantee will remain in full force and effect, notwithstanding any change of name, amalgamation, merger or change of status of Landlord, Tenant, Guarantor, any other Guarantor, or any other Person, notwithstanding any juridical acts or facts as a result of which the entity which is the creditor of any of the Obligations, is or becomes someone other than landlord and/or Landlord is replaced by any other entity as a party to the lease and/or any party other than the Tenant or the Guarantor becomes the debtor of any of the Obligations. Furthermore, if Landlord is replaced by any other entity as a party to the Lease, then this guarantee will remain in full force and effect in favour of that entity even as regards obligations flowing from the Lease, and having their inception after such replacement.

Guarantor acknowledges and confirms there are no representations, warranties, inducements or undertakings made or given to it or to Tenant or to any other Guarantor by Landlord in connection with this guarantee. Moreover, any alteration or amendment to this guarantee or any future undertaking by Landlord, in order to be binding upon Landlord, must be made in writing.

SCHEDULE "G" (CONT'D)                                                  GUARANTEE

This guarantee shall be construed and governed by the laws of the Province of Ontario. Guarantor hereby elects domicile at the Premises for the purpose of service of any legal proceedings to be instituted as a consequence of this guarantee.



                    TORONTO, THIS 5th DAY OF SEPTEMBER 1997.

                                                         Declan French







------------------------------------   ------------------------------------
              Witness                              Guarantor




                          Address: 2045 Lakeshore Blvd.
                               Etobicoke, Ontario
                                Tel: 416-255-1277




------------------------------------
              Witness




                                                        Telephone No.:

                                  SCHEDULE "L"

                          LANDLORD'S CLEANING SCHEDULE

FREQUENCY

                                                                                 Daily     Weekly    Monthly    Annually

 ENTRANCE, MAIN LOBBY & SERVICE CORRIDORS

Granite floor will be swept with treated dust mop, damp mopped and burnished       D

Scrubbed and recoated as necessary to maintain optimal appearance                                        M

Stripped, seated and refinished with durathon finish                                                               2X

All furniture, fixtures, walls, wall hangings, plants and ledges within reach will be dusted and spot cleaned washed as necessary to maintain
optimal appearance                                                                  D

Entrance door glass and door frames will be cleaned inside and out                  D

Glass partitions will be spot cleaned                                               D

All waste containers will be emptied, refined and spot cleaned                      D


BASEMENT LOBBY & CORRIDORS

Vinyl tile floor will be swept and damp mopped                                      D

Spray buffed                                                                                                       3X

Scrubbed and recoated                                                                                    M

Stripped and refinished as'necessary to maintain optimal appearance

Glass partitions and frames will be spot cleaned                                    D

Ashtrays and waste receptacles will be emptied and cleaned, bright metal polished   D
and sand sifted

Walls will be spot cleaned                                                          D


ELEVATOR LOBBIES AND CORRIDORS, TENANT FLOORS

Waste containers will be emptied, spot cleaned and_refined if applicable            D

Elevator doors and frames will be cleaned and polished on all floors                D

Elevator tracks and thresholds will be vacuumed and wiped                          -D

Baseboards and ledges will be dusted                                                D

All walls will be spot cleaned                                                      D

Drinking Mountains will be cleaned and sanitized                                    D

All bright work will be polished                                                    D

Fire hose cabinet doors will be cleaned and polished                                           W

Fire hose cabinet doors will be cleaned inside and out                                                   M

Cigarette ums will be emptied and cleaned                                           D

All carpets will be vacuumed and spot cleaned                                       D


ELEVATORS

Elevator cab floors will be swept, washed and buffed                                D

All carpets or carpet mats will be vacuumed and spot cleaned                        D

Brightwork will be cleaned and polished to remove all finger marks and smudges. Elevator tracks will be vacuumed and cleaned in cabs and
spot-checked for fitter in elevator lobbies                                         D

Elevator doors and door frames on all floors will be cleaned and polished           D

Walls will be spot cleaned                                                          D

Walls will be completely washed and polished                                                   W

Ceiling will be dusted and spot cleaned                                                        W


FREQUENCY

                                                                                 Daily     Weekly    Monthly    Annually

STAIRWAYS AND LANDINGS

Stairwells will be policed for litter and any spills or stains will be removed      D

Frequently used portion of the stairways (parking to second floor) will be
swept and spot mopped                                                               D

Stairways will be swept and damp mopped from parking to the top floor                          W

Stairway doors and handrails will be spot cleaned                                    D

Stairway doors and handrails will be wiped                                                     W


GENERAL & PRIVATE OFFICE, RECEPTIONS, MEETING ROOMSR
BOARDROOMS, MAIL & COPIER ROOMS, EQUIPMENT ROOMS, AND OTHER
TENANT AREAS

Waste containers will be emptied and spot cleaned and new liners installed
whenever needed                                                                     D

Cleared office furniture will be dusted                                             D

Exposed cleared office furniture vertical surfaces will be dusted                              W

Telephones will be Justed                                                           D

Telephones will be damp-wiped                                                                  W

Desk tops will be kept free of finger marks and coffee spills                       D

Desk tops will be damp wiped and polished where applicable                                     W

Wall hangings, door frames and baseboards will be dusted                                       W

Walls around light switches, doors and door frames will be kept free of
finger marks                                                                        D

Glass partitioning will be kept free of finger marks. Washed from both sides
2 times peryear                                                                                W

Upholstered furniture will be whisked                                                          W

Upholstered furniture will be vacuumed                                                                   M

leather, vinyl and leatherette upholstered furniture will be dusted                            W

Leather, vinyl and leatherette upholstered furniture will be damp-wiped                                  M

Carpeted floor areas will be vacuumed                                               D

Tile floors will be swept and damp mopped                                           D-

Tile floors will be spray buffed                                                               W

Tile floors will be scrubbed and recoated                                                                          6X

Tile floors will be stripped and refinished                                                                        y

Computer hardware and special equipment will be dusted only                         D

Venetian blinds will be dusted                                                                           M

COMPUTER ROOMS

All cleaning in rooms or areas where sensitive equipment is used or where regular nightly cleaning is not allowed due to security reasons will be discussed individually with each particular tenant and cleaning schedules will be made accordingly.

If no special attention is required while cleaning in those areas, cleaning specifications for office areas will apply.



FREQUENCY

                                                                                 Daily     Weekly    Monthly    Annually

KITCHENS, SERVERY AND COFFEE STATIONS

Waste baskets will be emptied, relined and spot cleaned                             D

Vinyl tile flooring will be thoroughly dust-mopped with a dust-
preventative method and washed                                                      D
       flooring will be spray buffed                                                           W

Vinyl tile flooring will be scrubbed and recoated                                                        M

Vinyl tile flooring will be stripped and refinished                                                                2X

Carpeted areas will be vacuumed and spot cleaned                                    D

Walls and ledges will be kept free of dust and splash marks                         D

Sinks and counter tops will be cleaned with a germicidal agent and polished         D

Finger marks and smudges will be removed from doors, walls, cupboards, etc          D

The exterior of appliances will be wiped clean                                      D

Table tops will be wiped clean                                                      D

Chairs will be thoroughly wiped or vacuumed depending on finish                                W


WASHROOMS, PUBLIC AND PRIVATE

Waste paper containers will be emptied, sanitized and new liners installed          D

Toilet seats, toilet bowls and wash basins will be cleaned and sanitized            D

Vanity counters will be cleaned                                                     D

Mirrors, metal dispensers, receptacles, faucets will be polished                    D

Toilet bowls and urinals will be descaled with non-acid bowl cleaner                           W

Tile floors will be swept and washed using germicidal detergent                     D

Tile floors will be machine scrubbed                                                           W

Washroom supplies such as toilet tissue, hand soap, hand towels, sanitary napkins D and sanitary bags will be replenished . supplied by PenYork
Properties Inc.

Doors, kick plates, push plates and door handles will be cleaned                    D



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